                                                                   EXHIBIT 10.25


                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1
      DEFINITIONS........................................................    1
      1.1   Definitions..................................................    1

ARTICLE 2
      REPRESENTATIONS AND WARRANTIES
      OF THE BORROWER....................................................    6
      2.1   Organization and Existence...................................    6
      2.2   Power and Authority..........................................    6
      2.3   Title to Property and Assets; Liens..........................    7
      2.4   Financial Condition..........................................    7
      2.5   Contingent Liabilities.......................................    7
      2.6   Litigation...................................................    7
      2.7   Contract or Restriction Affecting Borrower...................    7
      2.8   Trademarks, Franchises and Licenses..........................    7
      2.9   No Default...................................................    7
      2.10  Governmental Authority.......................................    8
      2.11  No Untrue Statements.........................................    8
      2.12  ERISA Requirements...........................................    8
      2.13  Pollution and Environmental Control; Hazardous Substances....    8
      2.14  Project Site.................................................    9
      2.15  Taxes........................................................    9
      2.16  Consideration................................................    9
      2.17  Survival.....................................................    9
      2.18  Incorporation by Reference...................................    9

ARTICLE 3
      TERMS OF LETTER OF CREDIT,
      REIMBURSEMENT AND OTHER PAYMENTS...................................    9
      3.1   Letter of Credit.............................................    9
      3.2   Reimbursement and Other Payments.............................    9
      3.3   Tender Advances..............................................   10
      3.4   Commission and Fee...........................................   11
      3.5   Increased Costs Due to Change in Law.........................   11
      3.6   Computation..................................................   11
      3.7   Payment Procedure............................................   11
      3.8   Business Days................................................   12
      3.9   Reimbursement of Expenses....................................   12
      3.10  Extension of Expiration Date.................................   12
      3.11  Obligations Absolute.........................................   12


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
ARTICLE 4
      SECURITY; INSURANCE................................................   13
      4.1   Security.....................................................   13
      4.2   Casualty and Liability Insurance Required....................   13
      4.3   General Requirements Applicable to Insurance.................   14
      4.4   Advances by Bank.............................................   15
      4.5   Borrower to Make Up Deficiency in Insurance..................   15
      4.6   Eminent Domain...............................................   15
      4.7   Application of Net Proceeds of Insurance and Eminent Domain..   16
      4.8   Parties to Give Notice.......................................   16
      4.9   Further Assurances...........................................   17

ARTICLE 5
      AFFIRMATIVE COVENANTS..............................................   17
      5.1   Financial Reports and Other Data and Information.............   17
      5.2   Books, Records and Institutions..............................   18
      5.3   Maintenance of Property, Insurance...........................   19
      5.4   Existence, Franchises, Etc...................................   19
      5.5   Compliance with Statutes, Etc................................   19
      5.6   ERISA........................................................   19
      5.7   Performance of Obligations...................................   20
      5.8   Taxes and Liens..............................................   20
      5.9   Payment of Obligations.......................................   20
      5.10  Environmental Matters........................................   20
      5.11  Conduct of Business..........................................   21
      5.12  Tangible Net Worth, Total Debt, and Current Assets...........   21
      5.13  Commitment...................................................   21
      5.14  Periodic Redemption Requirement..............................   21
      5.15  Subsidiaries.................................................   21
      5.16  Construction Requirements....................................   21

ARTICLE 6
      NEGATIVE COVENANTS.................................................   22
      6.1   Liens........................................................   22
      6.2   Consolidation or Merger, Joint Ventures......................   22
      6.3   Sale of Assets, Dissolution, Etc.............................   22
      6.4   Intentionally deleted........................................   22
      6.5   Modifications of Certificate of Incorporation and Bylaws.....   23
      6.6   Business.....................................................   23
      6.7   Transfer of Project..........................................   23
      6.8   Intentionally deleted........................................   23
      6.9   Fiscal Year..................................................   23
      6.10  Guarantees...................................................   23
      6.11  Nature of Business, Etc......................................   23
      6.12  Dividends....................................................   23
      6.13  Investments; Liquidity.......................................   24


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
ARTICLE 7
      CONDITIONS TO ISSUANCE OF LETTER OF CREDIT.........................   24
      7.1   Conditions of Issuance.......................................   24
      7.2   Additional Conditions Precedent to Issuance of the Letter of
            Credit.......................................................   26
      7.3   Conditions Precedent to Each Tender Advance..................   26

ARTICLE 8
      DEFAULT............................................................   27
      8.1   Events of Default............................................   27
      8.2   No Remedy Exclusive..........................................   29
      8.3   Anti-Marshalling Provisions..................................   29

ARTICLE 9
      MISCELLANEOUS......................................................   29
      9.1   Indemnification..............................................   29
      9.2   Transfer of Letter of Credit.................................   30
      9.3   Reduction of Letter of Credit................................   30
      9.4   Liability of the Bank........................................   30
      9.5   Successors and Assigns.......................................   31
      9.6   Notices......................................................   31
      9.7   Amendment....................................................   32
      9.8   Effect of Delay and Waivers..................................   32
      9.9   Counterparts.................................................   32
      9.10  Severability.................................................   32
      9.11  Cost of Collection...........................................   32
      9.12  Governing Law................................................   32
      9.13  References...................................................   32
      9.14  Taxes, Etc...................................................   32
      9.15  Consent to Jurisdiction, Venue...............................   32
      9.16  No Usury.....................................................   33
      9.17  Consents.....................................................   33
      9.18  Waiver of Jury Trial.........................................   33
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                              SCHEDULE OF EXHIBITS

   Exhibit                     Title                       Cross-Reference
   -------                     -----                       ---------------
     A               Form of Letter of Credit                 Recitations
     2.1             Subsidiaries of Borrower                 2.1
     2.4             Liabilities of Borrower                  2.4
     2.5             Contingent Liabilities of Borrower       2.5
     2.6             Litigation of Borrower                   2.6
     2.13            Environmental Matters of Borrower        2.13
     2.15            Taxes of Borrower                        2.15
     5.16            Construction Requirements                5.16
     5.17            Amortization Schedule                    5.17

                              LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

      THIS AGREEMENT, dated as of April 1, 1996, by and between PALM BEACH BEDDING COMPANY, a Florida corporation (the "Borrower"), and FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association organized and existing under the laws of the United States (the "BANK");

                              W I T N E S S E T H :

      WHEREAS, arrangements have been made pursuant to a Trust Indenture (the "INDENTURE") to be entered into by and among Palm Beach County, Florida (the "ISSUER"), First Union National Bank of Florida, Miami, Florida, as trustee (the "TRUSTEE") and Branch Banking and Trust Company, as Credit Facility Trustee (the "CREDIT FACILITY TRUSTEE") for the issuance and sale by the Issuer of its Variable Rate Demand Industrial Development Revenue Bonds (Palm Beach Bedding Company Project), Series 1996 in the original aggregate principal amount of $7,650,000 (the "BONDS"); and

      WHEREAS, the proceeds from the sale of the Bonds will be lent to the Borrower pursuant to a Loan Agreement between the Issuer and the Borrower (the "LOAN AGREEMENT") for the purpose of making a loan to the Borrower to finance the cost of constructing a manufacturing plant in place, to be owned and operated by the Borrower; and

      WHEREAS, in order to enhance the security and marketability of the Bonds, the Borrower has requested the Bank to issue an irrevocable direct pay letter of credit in the form attached hereto as Exhibit A, with such changes as the Bank and Borrower may agree upon (such letter of credit or any successor or substitute letter of credit issued by the Bank, together with all amendments and modifications thereto, herein individually and collectively called the "LETTER OF CREDIT") in the amount of $7,956,000, of which (a) $7,650,000 shall support the payment of principal or portion of the purchase price corresponding to principal of the Bonds, and (b) up to $306,000 shall support the payment of up to 120 days' interest or portion of the purchase price corresponding to interest on the Bonds at an assumed interest rate of 12% per annum; and

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing, and to induce the Bank to issue the Letter of Credit, the Borrower does hereby covenant and agree with the Bank as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Definitions. All words and terms defined in Article I of the Loan Agreement shall have the same meanings in this Agreement, unless otherwise specifically defined herein. The terms defined in this Article 1 have, for all purposes of this Agreement, the meanings specified hereinabove or in this Article, unless defined elsewhere herein or the context clearly requires otherwise.


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


      "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to a Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AGREEMENT" shall mean this Letter of Credit and Reimbursement Agreement, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof.

      "ALTERNATE CREDIT FACILITY" means an irrevocable direct pay letter of credit, insurance policy or similar credit enhancement or support facility for the benefit of the Trustee.

      "BANK" means First Union National Bank of Florida, its successors and assigns.

      "BANKRUPTCY CODE" means 11 U.S.C. Section 101 et seq., as amended.

      "BONDHOLDER" or "BONDHOLDERS" means the initial and any future holders and owners of the Bond or Bonds as registered on the books and records of the Bond Registrar pursuant to the Indenture.

      "BOND DOCUMENTS" means, collectively, this Agreement, the Loan Agreement, the Remarketing Agreement (as defined in the Indenture), the Indenture, the Security Instruments and the Bonds, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

      "BORROWER" means Palm Beach Bedding Company, a Florida corporation, its successors and assigns.

      "BUSINESS DAY" means a day upon which banks in Miami, Florida are open for the transaction of business of the nature required pursuant to the Loan Agreement and the Indenture.

      "COLLATERAL" means all real and personal property of the Borrower with respect to which the Bank has been or is hereafter granted a lien or security interest pursuant to this Agreement or the Security Instruments.

      "COMMITMENT" means the Bank's commitment letter dated September 20, 1995, as it may be modified.

      "CONSISTENT BASIS" means, in reference to the application of GAAP, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period.

      "CONSULTANT" means any third-party architect or engineer satisfactory to the Bank.


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


      "CONVERSION DRAFT" means a drawing under the Letter of Credit made pursuant to Section 2.2(e) of the Indenture.

      "CREDIT FACILITY TRUSTEE" means Branch Banking and Trust Company, as "Credit Facility Trustee" under the Indenture, and any successor Credit Facility Trustee appointed pursuant to the Indenture.

      "DEFAULT" means any event or circumstance which, with the passage of time or the giving of notice, or both, would become an Event of Default.

      "DEFAULT RATE" means the lesser of (a) five percent (5%) over the Prime and (b) the highest non-usurious interest rate chargeable under the laws of the State of Florida.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including any rules and regulations promulgated thereunder.

      "ESI" means Eastern Standard Time or Eastern Daylight Savings Time, whichever is then in effect in Miami, Florida.

      "EVENT OF DEFAULT" has the meaning set forth in Section 8.1 hereto.

      "EXPIRATION DATE" means the Stated Termination Date of the Letter of Credit, as such date may be extended pursuant to the terms of Section 3.10 hereof.

      "GAAP" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended.

      "INDEBTEDNESS" means with respect to any Person, all indebtedness of such Person for borrowed money, all indebtedness of such Person for the acquisition of property other than purchase of inventory in the ordinary course of business, obligations secured by and any Lien on the property of such Person whether or not such obligation is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business); all guarantees of Indebtedness of any other Person by such Person (including any agreement, contingent or otherwise, to purchase any obligation representing such Indebtedness or property constituting security therefor, or to advance or supply funds for such purpose or to maintain working capital or other balance sheet or income statement condition, or any other arrangement in substance effecting any of the foregoing); and all leases and other items which in accordance with GAAP are classified as liabilities on a balance sheet.

      "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, judgment or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any' financing statement under the Uniform Commercial Code, or other law relating to Liens, of any jurisdiction.

      "MORTGAGE" means the Mortgage and Security Agreement, dated of even date herewith, by and between the Borrower (as Mortgagor), and the Issuer and the Bank (as Mortgagees), constituting a first mortgage lien on and security interest in, the Project and all leases thereof and rents therefrom and the other Collateral described therein.

      "NET PROCEEDS" has the meaning ascribed to that term in Section 4.7 of this Agreement.

      "OFFICER'S CERTIFICATE" means the Certificate of the Chief Financial Officer of the Borrower.

      "PERIODIC REDEMPTION" has the meaning ascribed to that term in Section
5.14 of this Agreement.

      "PERIODIC REDEMPTION REQUIREMENT" has the meaning ascribed to that term in
Section 5.14 of this Agreement.

      "PERMITTED ENCUMBRANCES" means and includes:

            (a) Liens in favor of the Bank;

            (b) Except as hereinafter set forth, Liens in respect of property or assets of the Borrower imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business, not to exceed $100,000 in the aggregate, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (c) Liens securing purchase money Indebtedness to finance equipment provided that the amount secured does not exceed the purchase price of the purchased equipment and that the Lien does not extend to property other than the purchased equipment;

            (d) Liens for taxes and assessments not delinquent or which are being contested in good faith by appropriate proceedings and against which adequate reserves have been provided for on the books of the Borrower;

            (e) Worker's, mechanic's and materialmen's Liens and similar Liens incurred in the ordinary course of business remaining undischarged or unstayed for not longer than 60 days following Borrower's notice of the attachment thereof;

            (f) Liens in respect of pledges or deposits under worker's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations, or in connection with surety, appeal and similar bonds incidental to the conduct of litigation;

            (g) Liens and security interests in favor of the Issuer as security for the Bonds;

            (h) Those matters to be shown as exceptions in the title insurance policy to be issued pursuant to Commitment No. FTA-CT 64869 of Chicago Title Insurance Company.

      "PERSON" means an individual, partnership, corporation, trust, joint venture, unincorporated organization, association, or a government, or agency or political subdivision or instrumentality thereof.

      "PLAN" means any employee pension benefit plan, within the meaning of
Section 3(2) of ERISA, which is maintained (in whole or in part) for the employees of the Borrower.

      "PLEDGE AGREEMENT" means the Pledge Agreement of even date herewith from the Borrower to the Bank, as it may be hereafter modified.

      "PLEDGED BONDS" means Bonds purchased with the proceeds of a Tender Advance, as provided in Section 3.3(e)

      "PRIME RATE" means the rate of interest per annum (but not necessarily the best or lowest rate charged borrowing customers of the Bank) published or announced by the Bank from time to time as its prime rate.

      "PROJECT" means the facility to be constructed with the proceeds of the Bonds on a site owned by the Borrower in unincorporated Palm Beach County, Florida.

      "REMARKETING AGENT" has the meaning set forth in the Indenture.

      "SECURITY INSTRUMENTS" means, collectively, the Mortgage, the Pledge Agreement and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of, the Letter of Credit or this Agreement, as such agreements may be amended, modified or supplemented from time to time in accordance with their respective terms.

      "SUBSIDIARY" or "SUBSIDIARIES" means, as to any Person, any corporation whether organized and existing under the laws of any state of the United States, including the District of Columbia and Puerto Rico, or under the laws of any foreign country, of which more than 50% of voting stock at any time is owned or controlled directly or indirectly by such Person, or which is otherwise directly or indirectly controlled by such Person through membership, election of directors or otherwise.

      "TANGIBLE NET WORTH" means with respect to any Person, calculated on a consolidated basis, the net worth of such Person according to generally accepted accounting principles less any write-up of assets subsequent to September 30, 1995; deferred assets other than prepaid insurance and prepaid taxes; patents, copyrights, trademarks, trade names, noncompete agreements, franchises and other intangibles; goodwill or other amounts representing the excess of the purchase price of assets or stock over the value assigned thereto on the books of such

Person; unamortized debt discount and expense; any accounts, notes or other amounts due from Affiliates; and any other amounts categorized as intangibles under generally accepted accounting principles.

      "TENDER ADVANCE" has the meaning ascribed to that term in Section 3.3 of this Agreement.

      "TENDER AGENT" has the meaning set forth in the Indenture.

      "TENDER DRAFT" means a drawing under the Letter of Credit pursuant to
Section 2.3 of the Indenture.

      "TERMINATION DATE" means the last day a drawing is available under the Letter of Credit.

      "TRUSTEE" means any Person or group of Persons at the time serving as "Trustee" under the Indenture and shall, if the context requires, include the Credit Facility Trustee.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE BORROWER

      The Borrower makes the following representations and warranties for itself and, where applicable, for its Subsidiaries:

      2.1 Organization and Existence. The Borrower is a Florida corporation duly organized, existing and in good standing under the laws of the State of Florida, and has the power and authority under its governing interests and the laws of the State of Florida to own its properties and to carry on its business as now being conducted, and as planned to be conducted, and is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its respective business makes such qualification necessary and is or will be in good standing in such jurisdiction. The Borrower does not have any investment, direct or indirect, in excess of $100,000 in the aggregate in other Persons except for certificates of deposit and other ordinary and customary liquid assets. On the date of the execution and delivery of this Agreement, the Borrower has no Subsidiaries except as shown on Exhibit 2.1.

      2.2 Power and Authority. The Borrower is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement, and all action on its part required for the lawful execution, delivery and performance hereof has been duly taken; and this Agreement, upon the due execution and delivery hereof, will be its valid and binding obligation enforceable in accordance with its terms. Neither the execution of this Agreement, nor the fulfillment of or compliance with its provisions and terms, will (A) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, judgment, writ, order or decree to which it or any of its properties is subject, or its governing instruments, or any agreement or instrument to which it is now a party or by which it or any of its properties is bound or affected, or (B) create any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any agreement or instrument to which it is a party or by which it or any of its properties is bound.

      2.3 Title to Property and Assets; Liens. The Borrower has good title to its properties and assets reflected in the financial statements described in
Section 2.4 hereof and the same are free and clear of all Liens except for Permitted Encumbrances.

      2.4 Financial Condition. The balance sheets of Borrower for the fiscal year ended as of December 31, 1994 and for the nine-month period ended September 30, 1995, and the related statements of income and retained earnings and changes in financial position for the year or the period, as applicable, then ended as certified by a firm of independent certified public accountants (as to the year-end statements), copies of which have been furnished to the Bank, are correct, complete and fairly present the financial condition of Borrower as at the date of said balance sheets, and the results of their operations for such period. The Borrower does not have any material liabilities as of the date of this Agreement which are not provided for or reflected in the financial statements dated September 30, 1995, or referred to in notes thereto or set forth on Exhibit 2.4 hereto. All such financial statements have been prepared in accordance with GAAP applied on a Consistent Basis maintained throughout the periods involved. There has been no material adverse change in the business, properties or condition, financial or otherwise, of the Borrower since September 30, 1995.

      2.5 Contingent Liabilities. The Borrower (a) has not guaranteed any obligations of others, and (b) is not, to the best of its knowledge, contingently liable to any Person in any manner, direct or indirect, except as disclosed on Exhibit 2.5 hereto.

      2.6 Litigation. There are no pending or threatened actions, investigations or proceedings before any court or administrative agency which may have a material adverse effect on the consolidated financial condition or operations of the Borrower or which, to the knowledge of the officers of the Borrower, seek to question or set aside any of the transactions herein contemplated, except as described on Exhibit 2.6 hereto. The Borrower is not in default with respect to any judgment, suit, injunction, decree, rule, regulation or contract which would have a material adverse effect on its financial condition or operations.

      2.7 Contract or Restriction Affecting Borrower. The Borrower is not a party to or bound by any contract or agreement or subject to any charter or other corporate restrictions which materially and adversely affect its business, properties or condition, financial or otherwise.

      2.8 Trademarks, Franchises and Licenses. The Borrower owns, possesses and has the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, know how and confidential commercial and proprietary information, to conduct its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, copyright or other proprietary right of any other Person.

      2.9 No Default. No Default or Event of Default exists hereunder, and the Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it may be bound, the effect of which default would be to allow any Person to cause such obligation under the agreement or instrument to become due prior to its stated maturity or to exercise any other remedies.

      2.10 Governmental Authority. The Borrower has received the written approval of all federal, state, local and foreign governmental authorities, if any, necessary to carry out the terms of this Agreement, and no further governmental consents or approvals are required in the making or performance of this Agreement.

      2.11 No Untrue Statements. Neither this Agreement nor any reports, schedules, certificates, agreements or instruments heretofore or simultaneously with the execution of this Agreement delivered to the Bank, any Bond purchaser, or the Trustee by it in connection with the issuance and sale of the Bonds or the issuance of the Letter of Credit contains any misrepresentation or untrue statement of fact or omits to state any material fact relating to the Borrower necessary to make this Agreement or any such reports, schedules, certificates or instruments not misleading.

      2.12 ERISA Requirements. The Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by it or by any Person under common control with it (within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001(b) of ERISA), or in which its employees are entitled to participate. No Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is continuing.

      2.13 Pollution and Environmental Control; Hazardous Substances. Except as described on Exhibit 2.13 hereto, the Borrower has obtained all permits, licenses and other authorizations which are obtainable to date which are required under, and is in material compliance with, all federal, state, and local laws and regulations relating to pollution, reclamation or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes in connection with the Project. Neither the Borrower, nor to the Borrower's best knowledge any previous owner of the Project site or any other Person, has disposed of any hazardous substances on any portion of the Project site, except as described in Exhibit 2.13 hereto. As used in this subparagraph, "hazardous substances" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq., and the regulations adopted pursuant to such act. The Borrower will use its best efforts to obtain when needed all permits, licenses and other authorizations which are not presently obtainable because of the acquisition, construction and installation of the Project, and has no reason to believe that all such permits, licenses and other authorizations cannot be obtained. The representations and covenants set forth herein are in addition to, and not in lieu of, the representations and covenants concerning hazardous or toxic substances set forth in the Mortgage. The Borrower agrees to comply with the provisions of Section
5.10 hereof and the Mortgage with respect to such matters.

      2.14 Project Site. The construction and operation of the Project comply in all respects with presently existing zoning, concurrency, environmental and other land use restrictions affecting the Project site, including without limitation any restrictive covenants.

      2.15 Taxes. The Borrower has filed all tax returns required to be filed by it, and all taxes due with respect thereto have been paid, and except as described on Exhibit 2.15 hereto, no controversy in respect of additional taxes, state, federal or foreign, of the Borrower is pending, or, to the knowledge of the Borrower, threatened.

      2.16 Consideration. This Agreement is executed in consideration of the commitment by the Bank to issue the Letter of Credit.

      2.17 Survival. The representations and warranties of the Borrower shall survive execution and delivery of this Agreement, the Letter of Credit and the Security Instruments and any investigation at any time made by or on behalf of the Bank shall not diminish the Bank's right to rely on the representations and warranties of the Borrower.

      2.18 Incorporation by Reference. All representations and warranties of the Borrower contained in the Bond Documents are incorporated herein by reference.


                                    ARTICLE 3
                           TERMS OF LETTER OF CREDIT,
                        REIMBURSEMENT AND OTHER PAYMENTS

      3.1 Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Credit Facility Trustee upon fulfillment of the applicable conditions set forth in Article 7 hereof. The Bank agrees that any and all payments under the Letter of Credit will be made with the Bank's own funds.

      3.2 Reimbursement and Other Payments. Except as otherwise provided in
Section 3.3 below, the Borrower shall pay to the Bank:

            (a) on or before 3:00 p.m., EST, on the date that any amount is drawn under the Letter of Credit, a sum equal to such amount so drawn under the Letter of Credit;

            (b) on demand, interest on any and all amounts remaining unpaid by the Borrower when due hereunder from the date such amounts become due until payment thereof in full, at a fluctuating interest rate per annum equal at all times to the Default Rate;

            (c) on demand, any and all reasonable expenses incurred by the Bank in enforcing any rights under this Agreement and the other Security Instruments; and

            (d) on demand, all charges, commissions, costs and expenses set forth in Sections 3.4, 3.5 and 3.9 hereof or otherwise payable hereunder or under any Security Instruments.

      3.3 Tender Advances.

            (a) If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft and the conditions set forth in
Section 7.3 all have been fulfilled, such payment shall constitute a Tender Advance made by the Bank to the Borrower on the date and in the amount of such payment (a "TENDER ADVANCE") payable as provided in Subsection 3.3(b) below; provided that if the conditions of said Section 7.3 have not been fulfilled, the amount so drawn pursuant to the Tender Draft shall be payable in accordance with the terms of Section 3.2(a) above.

            (b) The Borrower shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the Prime Rate plus 1% per annum, provided that the unpaid amount of any Tender Advance which is not paid when due shall bear interest at the Default Rate until paid in full.

            (c) Notwithstanding any other provision hereof, the Borrower shall repay in full the unpaid amount of each Tender Advance, together with all unpaid interest thereon, except as hereinafter described, on the earliest to occur of
(i) such date as Bonds purchased pursuant to a Tender Draft are resold as provided in Section 3.3(f) hereof, (ii) the 120th day after the date of the Tender Advance, and (iii) the Termination Date.

            (d) The Borrower may prepay on any day the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the date such amount is prepaid. The Borrower shall notify the Bank prior to 11:00 a.m., EST, on the date of such prepayment of the amount to be prepaid.

            (e) Pursuant to the Pledge Agreement and in accordance with the terms of the Indenture, the Borrower has agreed that Bonds purchased with proceeds of any Tender Draft or Conversion Draft ("PLEDGED BONDS") shall be delivered by the Tender Agent to the Bank or its designee to be held by the Bank or its designee in pledge as additional Collateral securing the Borrower's payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Bank, or its designee, as pledgee of the Borrower, as provided for in the Pledge Agreement.

            (f) Prior to or simultaneously with the remarketing of Pledged Bonds, the Borrower shall repay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (A) the amounts advanced by the Bank pursuant to the corresponding Tender Drafts relating to such Bonds, plus (B) the aggregate amount of accrued and unpaid interest on such Tender Advances. Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described herein), and, upon receipt by the Bank of a certificate completed and signed by the Credit Facility Trustee in substantially the form of Exhibit F to the Letter of Credit, the Borrower irrevocably authorizes the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith. Funds held by the Tender Agent as a result of sales of the Pledged Bonds by the Remarketing Agent shall be paid to the Bank by the Tender Agent to be applied to the amounts owing by the Borrower to the Bank pursuant to this Subsection 3.3(f). Upon payment to the Bank of the amount of such Tender Advance to be prepaid, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment and interest shall cease to accrue on the amount prepaid.

      3.4 Commission and Fee.

            (a) The Borrower shall pay to the Bank a commission at the rate of three-eighths of one percent (3/8%) per annum on the undrawn amount available (or which would be available but for any outstanding Tender Advances) to be drawn under the Letter of Credit (computed on the date that such commission is payable) from and including the date of issuance of the Letter of Credit until the Expiration Date, payable (i) as to the year in which the Letter of Credit is issued, on such date of issuance, and (ii) thereafter payable annually in advance in full on each anniversary date of the issuance of the Letter of Credit. All such fees shall be fully earned on the due date.

            (b) The Borrower shall pay to the Bank, upon transfer of the Letter of Credit in accordance with its terms, a transfer fee of $1,000.

      3.5 Increased Costs Due to Change in Law. In the event of any change in any existing or future law, regulation, ruling or other interpretation having influence over the Bank which shall either (a) impose, modify or make applicable any reserve, special deposit, capital requirement, assessment or similar requirement against the Letter of Credit or (b) impose on the Bank any other condition regarding the Letter of Credit, and the net result of any event or events referred to in clause (a) or (b) above shall be to increase the cost (including a reasonable allocation of resources) or decrease the yield to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such events), then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost or decreased yield. A statement of charges submitted by the Bank, shall be conclusive, absent manifest error, as to the amount owed.

      3.6 Computation. All payments of interest and other charges under this Agreement shall be computed on a per annum basis, based upon a year of 360 days, and calculated for the actual number of days elapsed.

      3.7 Payment Procedure. All payments made by the Borrower under this Agreement shall be made to the Bank in lawful currency of the United States of America and in immediately available funds at the Bank's offices at West Palm Beach, Florida (or other location as directed by the Bank), before 12:00 noon, EST, on the date when due, (3:00 p.m. for payments made in accordance with the terms of Section 3.2(a) hereof).

      3.8 Business Days. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commission, as the case may be.

      3.9 Reimbursement of Expenses. The Borrower will pay upon demand all reasonable legal fees (computed without regard to any statutory presumption) incurred by the Bank in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit, the Security Instruments, any and all other agreements and transactions contemplated hereby and thereby and by the Bond Documents (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and will also pay all fees, charges or taxes for the recording or filing of Security Instruments. The Borrower will also pay upon demand for all reasonable out-of-pocket expenses of the Bank in connection with the administration of the Letter of Credit, this Agreement and the Security Instruments. The Borrower will, upon demand, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to collect or satisfy any obligation of the Borrower under this Agreement or any Security Instrument, or to enforce the rights of the Bank under this Agreement, or any Security Instrument, which amounts will include, without limitation, all court costs, reasonable attorneys' fees (whether or not suit be brought and including such costs and fees on appeal and in insolvency proceedings), fees of auditors and accountants and investigation expenses incurred by the Bank in connection with any such matters. The Borrower shall also pay to the Bank on demand any documentary stamp taxes, intangible taxes or other excise taxes payable on account of the execution, delivery or enforcement of this Agreement, the Letter of Credit, the Security Instruments or the Bond Documents (including any amendments hereto or thereto) or the performance of any obligations thereunder (including the payment of drawings and the making of loans), and any penalties and/or interest incurred because of the failure of the Bank or the Borrower to pay such taxes when due. The Borrower acknowledges that it is not relying upon the Bank or the Bank's counsel with respect to the applicability or nonapplicability of any such taxes. The provisions of this paragraph shall survive payment in full and discharge of the Borrower's obligations to the Bank.

      3.10 Extension of Expiration Date. The Bank hereby agrees that the Expiration Date shall automatically be extended for successive one year terms effective on the initial Expiration Date and on each anniversary date of the initial Expiration Date unless the Bank shall have notified the Borrower and the Credit Facility Trustee in writing at least 180 days prior to the Expiration Date, as from time to time extended pursuant to this Section 3.10, that the Bank will not extend such applicable Expiration Date.

      3.11 Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

            (a) Any lack of validity or enforceability of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

            (b) Any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

            (c) The existence of any claim, setoff, defense or other right which the Borrower or the Issuer may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the other Security Instruments, the Letter of Credit, the Bond Documents, the Project or any unrelated transaction;

            (d) Any statement, draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

            (e) The surrender, exchange or impairment of any security for the performance or observance of any of the terms of this Agreement; or

            (f) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, except subject to the qualification that obligations may be reinstated upon bankruptcy, notwithstanding payment in full of the Borrower's obligations to the Bank.


                                    ARTICLE 4
                               SECURITY; INSURANCE

      4.1 Security. As security for the full and timely payment and performance by the Borrower of its obligations hereunder, the Borrower shall on the date hereof deliver to the Bank the Security Instruments, conveying to the Bank duly perfected liens upon and security interests in the Collateral related thereto, subject only to Permitted Encumbrances. The Borrower also grants to the Bank a security interest in all existing and future funds, accounts, investments and other Collateral now or hereafter securing the Bonds, and all proceeds thereof and substitutions therefor, whether held by the Trustee or otherwise, subject only to Permitted Encumbrances.

      4.2   Casualty and Liability Insurance Required.

            (a) The Borrower will keep its tangible assets, including the Collateral, continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations.

                  (b) Without limiting the generality of any other covenant contained herein or in the Bond Documents or Security Instruments, the Borrower shall maintain the following insurance:

                           (i) Casualty insurance on the Collateral (including builder's all-risk during construction) in an amount not less than the full insurable value thereof, against loss or damage by theft, fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the State of Florida;

                           (ii) General comprehensive liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Collateral (such coverage to include provisions waiving subrogation and defenses against the Bank and the Trustee) in amounts not less than $1,000,000 with respect to bodily injury to any one person, $1,000,000 with respect to bodily injury to two or more persons in any one accident and $1,000,000 with respect to property damage resulting from any one occurrence;

                           (iii) Liability insurance with respect to the operation of its facilities under the workers' compensation laws of Florida;

                           (iv) If at any time the Project Site or any portion thereof is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood or mud slide hazards, the Borrower shall purchase and maintain a flood insurance policy with amounts and coverage satisfactory to the Bank;

                           (v) Business interruption insurance insuring against loss of income because of damage to the Project for at least 12 months; and

                  (vi) Any other or additional insurance required by the Commitment;

provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower.

         4.3      General Requirements Applicable to Insurance.

                  (a) Each insurance policy obtained in satisfaction of the requirements of Section 4.2(b) hereof:

                           (i) Shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State of Florida and of recognized standing;

                           (ii) Shall be in such form and have such provisions (including, without limitation, the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to the Bank;

                           (iii) Shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Bank and the Trustee;

                           (iv) Shall provide that losses to Collateral thereunder shall be adjusted by the Borrower only upon concurrence of the Bank except that losses involving damage of less than $50,000, prior to the occurrence of a Default or an Event of Default hereunder, shall be adjusted with the insurer by the Borrower at its expense on behalf of the insured parties; and

                           (v) Without limiting the generality of the foregoing, all insurance policies carried on the Collateral shall name the Bank, the Issuer and the Trustee as mortgagee, loss payee and a party insured thereunder and any loss thereunder shall be made payable and shall be applied as provided in Section 4.7 hereof.

                  (b) The Borrower shall furnish copies of insurance policies evidencing the insurance required by the Loan Documents within 10 days of date of delivery of this Agreement and within 10 days of receipt of any new or replacement policies. Prior to expiration of any such policy, the Borrower shall furnish the Bank with evidence satisfactory to the Bank that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

         4.4 Advances by Bank. In the event the Borrower shall fail to maintain, or cause to be maintained, the full insurance coverage required hereunder or shall fail to keep the Collateral in good repair and good operating condition, the Bank may (but shall be under no obligation to), contract for the required policies of insurance and pay the premiums on the same or, after 10 days' written notice to the Borrower, make any required repairs, renewals and replacements; and the Borrower agrees to reimburse the Bank to the extent of the amounts so advanced with interest thereon at a rate per annum equal to the Default Rate from the date of advance to the date of reimbursement.

                  Any amounts so advanced by the Bank shall become an additional obligation of the Borrower secured by the Security Instruments.

         4.5 Borrower to Make Up Deficiency in Insurance. The Borrower agrees that to the extent that it fails to carry the casualty insurance required by
Section 4.2(b) hereof, it shall pay promptly to the Bank, for application in accordance with the provisions of Section 4.7(b) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Bank, under the provisions of Section 4.7(b) hereof had such insurance been carried to the extent required.

         4.6 Eminent Domain. In the event that title to, or the temporary use of, the Collateral or any part thereof shall be taken by Eminent Domain, the Net Proceeds received as a result of such Eminent Domain shall be applied as provided in Section 4.7(b) hereof.

         4.7      Application of Net Proceeds of Insurance and Eminent Domain.

                  (a) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 4.2(b)(ii), 4.2(b)(iii) shall be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

                  (b) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Sections 7.1(c), 4.2(b)(i), 4.2(b)(iv) and 4.2(b)(v) hereof and all other casualty insurance required hereunder (excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Borrower so long as no Default exists), and the Net Proceeds resulting from Eminent Domain, shall be paid and applied to redeem Bonds and repay outstanding Tender Advances and other amounts owing to the Bank, in such order as the Bank may determine; provided, however, that the Bank shall not unreasonably withhold its consent to use of such proceeds to repair, rebuild or restore (collectively, "RESTORE") the Project if the estimated cost of restoration does not exceed $50,000 or, if the cost of restoration exceeds $50,000, the following conditions are satisfied:

                           (i) Such proceeds, together with other funds provided by the Borrower, are sufficient to restore the Project and the Bank has a perfected, first priority pledge of such proceeds and funds;

                           (ii) No Default or Event of Default exists hereunder and there has been no material adverse change in the financial condition or business prospects of the Borrower;

                           (iii) The restored Project would have a utility and value at least equal to that of the original Project in the good faith opinion of the Bank;

                           (iv) The Borrower shall have satisfied all conditions set forth in Article 7 hereof and in the Commitment, or as the Bank may reasonably impose, including approval by the Bank of all plans, specifications and budgets.

If the Net Proceeds are made available for restoration of the Project, the Borrower shall promptly restore the Project in accordance with this Agreement. "NET PROCEEDS," when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain, shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

         4.8 Parties to Give Notice. In case of any material damage to or destruction of all or any part of the Collateral, the Borrower shall give prompt notice thereof to the Bank. In case of a taking or proposed taking of all or any part of the Collateral or any right therein by Eminent Domain, the Borrower shall give prompt notice thereof to the Bank. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

         4.9 Further Assurances. At the request of the Bank at any time or from time to time, the Borrower will cause to be executed by its duly authorized officers any agreement, certificate, instrument or document, and to pay all connected costs, and to take such further action, which the Bank may deem necessary or advisable to create, protect or preserve the security interests of the Bank contemplated hereby or by the Security Instruments.


                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

         Until all the Obligations to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, unless the Bank shall otherwise consent in writing, the Borrower will perform and observe all covenants and agreements imposed on them by this
Article 5.

         5.1 Financial Reports and Other Data and Information. The Borrower will deliver to the Bank:

                  (a) Quarterly Financial Statements. Within 45 days after the close of each quarterly accounting period, a consolidated balance sheet as at the end of such quarterly period and the related consolidated statements of income, statements of changes in fund balances, statements of cash flow and a reconciliation of surplus statement for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be prepared in accordance with GAAP and certified by the Borrower's Chief Financial Officer, subject to normal year-end audit adjustments.

                  (b) Annual Financial Statements. Within 90 days after the close of each fiscal year, a consolidated income statement and balance sheet as at the end of each fiscal year and the related consolidated statements of changes in fund balances and statements of cash flow for such fiscal year, along with a reconciliation of surplus statement, in each case setting forth comparative figures for the preceding fiscal year, which shall be prepared in accordance with GAAP and certified, without scope limitation, both by the Borrower's Chief Financial Officer and by a firm of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Bank, accompanied by a statement by such certified public accountants that they have no knowledge of any Default or Event of Default which has occurred and is continuing or, if such a Default or Event of Default has occurred and is continuing, a statement as to the nature and duration thereof.

                  (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 5.1(a) and 5.1(b), a certificate of the Borrower's Chief Financial Officer to the effect that (1) to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, (2) he or she has not received notice of circumstances or events from which a Default or Event of Default is likely to arise, or if such Chief Financial Officer is unable to make the certifications required herein, he or she shall supply a statement setting forth the reasons for such inability, specifying the nature and extent of such reasons. Such certificate of the Borrower shall also set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 5.12, at the end of such fiscal quarter or year, as the case may be.

                  (d) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower obtains knowledge thereof, notice of (1) the occurrence of any event which constitutes a Default or Event of Default, (2) any litigation or governmental proceeding pending against the Borrower in excess of $25,000.

                  (e) Environmental Matters. Promptly upon obtaining knowledge thereof, notice of any facts or circumstances known to the Borrower or any Subsidiary that it reasonably believes could form the basis for the assertion of any material claim against the Borrower or any Subsidiary relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices asserted under CERCLA, RCRA, or any other federal, state or local environmental statute. As promptly as practicable following such notice, a letter from an independent engineer experienced in environmental matters containing a description of such facts or circumstances relating to such environmental matters and including an assessment of the extent of the problem forming the basis for the assertion of such claim and supplemented by a letter, after the initiation of corrective work relating to such problem, reassessing the extent of the same and verifying the extent of soil or other damage in connection therewith. Such supplemental letter shall include such matters requested in respect thereof by the Bank.

                  (f) Other Reports and Filings. Promptly, copies of regulatory reports, deficiency letters and similar documents received by the Borrower or any Subsidiary from governmental agencies and from similar public or private entities which in any respect threaten the Borrower or any Subsidiary or the Project, and copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any Subsidiary (1) shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC"), or (2) shall deliver to holders of, or to any agent or trustee with respect to, Indebtedness of the Borrower or any Subsidiary in their capacity as such a holder, agent or trustee. The Borrower and each Subsidiary shall permit the Bank to inspect, review and copy any of the documents specified above, whether or not adverse.

                  (g) Other Information. As received, all management letters from accountants and, from time to time, such other information or documents (financial or otherwise) as the Bank may request, including, but not limited to, schedules of aging of accounts receivable and accounts payable, lease contracts, loan agreements, verification of payment of taxes and other matters, in the discretion of the Bank.

         5.2 Books, Records and Institutions. The Borrower and its Subsidiaries shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to their businesses and activities. The Borrower and its Subsidiaries shall permit officers and designated representatives of the Bank to visit and inspect, under guidance of the Borrower's officers, any of the properties of the Borrower or its Subsidiaries, and to examine the books of account of the Borrower and its Subsidiaries, and will allow the Bank to make copies thereof at the expense of the Bank, and discuss the affairs, finances and accounts of the Borrower and its

Subsidiaries with, and be advised as to the same by, its and their officers, as applicable, all at such reasonable times and intervals and to such reasonable extent as the Bank may request.

         5.3 Maintenance of Property, Insurance. Within ten days following execution and delivery of this Agreement, the Borrower shall deliver to the Bank a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the date hereof, with the amounts insured on the date hereof set forth therein. The Borrower and its Subsidiaries shall (1) keep all property useful and necessary in their businesses in good working order and condition,
(ii) maintain with financially sound and reputable insurance companies insurance which provides substantially the same (or greater) coverage and against at least such risks as are required by Section 4.2, and (iii) furnish to the Bank, upon written request, full information as to the insurance carried. The provisions of this Section 5.3 and Section 4.2 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Instruments that require the maintenance of insurance.

         5.4 Existence, Franchises, Etc. The Borrower and each Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights, franchises, licenses and patents, including all permits and certificates of need as are reasonably necessary to effectively and efficiently carry on its operations as now conducted or contemplated; provided, however, that nothing in this Section 5.4 shall prevent the withdrawal of any qualification as a foreign corporation (if applicable) in any jurisdiction where such withdrawal could not have a material adverse effect on its business, operations, property, assets, condition (financial or otherwise) or prospects.

         5.5 Compliance with Statutes, Etc. The Borrower and each Subsidiary shall comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their businesses and their ownership of property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, have a material adverse effect on its business, operations, property, assets, condition (financial or otherwise) or prospects.

         5.6 ERISA. As soon as possible and in any event within 10 days after the Borrower knows that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application is to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, or that the Borrower or any Subsidiary will or may incur any liability (including any contingent or secondary liability) to or on account of a Plan which is a single-employer plan under Section 4062, 4063 or 4064, or which is a multi-employer plan under Section 515, 4201 or 4204 of ERISA, the Borrower will deliver to the Bank a certificate of a financial officer thereof, setting forth details as to such occurrence and action, if any, which the Borrower or any Subsidiary is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower or any Subsidiary, the PBGC, a Plan participant or the

Plan administrator with respect thereto. The Borrower will deliver to the Bank a complete copy of the annual report (Form 550) of each Plan required to be filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Borrower or any Subsidiary.

         5.7 Performance of Obligations. The Borrower and each Subsidiary shall perform all of its obligations under the terms of each mortgage, indenture, security agreement and other agreement by which it is bound, except such non-performances as could not in the aggregate have a material adverse effect on its business, operations, property, assets, condition (financial or otherwise) or prospects.

         5.8 Taxes and Liens. The Borrower and each Subsidiary shall promptly pay, or cause to be paid, all taxes, assessments or other governmental charges which may lawfully be levied or assessed upon its income or profits or upon its property, real, personal or mixed, or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings and, if requested by the Bank, against which it shall have established reserves which are in amounts satisfactory both to the Bank and to the Borrower's independent certified public accountants; but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same unless a surety bond satisfactory to the Bank is obtained and delivered to the Bank.

         5.9 Payment of Obligations. The Borrower and each Subsidiary shall pay, when due, all its material obligations and liabilities, except where the same (other than Indebtedness owed to the Bank) are being contested in good faith by appropriate proceedings diligently prosecuted and appropriate reserves for the accrual of same are maintained and, in the case of judgments, enforcement thereof has been stayed pending such contest.

         5.10 Environmental Matters. The Collateral will at all times be in full compliance with applicable laws relating to environmental protection. The Borrower and each Subsidiary shall obtain and maintain all licenses, permits, and approvals required in connection with the Project and its other properties with respect to Hazardous Materials (which shall mean all materials defined as "hazardous substances," "hazardous waste" or "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act or any similar environmental statute), and as applicable, will remain in full compliance with such licenses, permits and approvals. The Borrower and each Subsidiary will give the Bank copies of any citations, orders, notices or other communications received with respect to violations or alleged violations of any environmental laws in connection with the Project or its other properties. The Borrower shall indemnify and hold the Bank and its directors, officers, shareholders and employees harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs) judgments and expenses (including attorneys', consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against the Bank as a direct or indirect result of any warranty or representation made by the Borrower or any Subsidiary relating to environmental matters being false or untrue in any material respect or any requirement under any environmental law, which requires the elimination or removal of any Hazardous Materials by the Bank, the Borrower or any Subsidiary or any transferee of the Borrower or any Subsidiary or the Bank. This covenant shall be in addition to, and not in lieu of, covenants relating to hazardous and toxic materials contained in the Mortgage and shall survive payment in full of the Indebtedness and termination of this Agreement.

         5.11 Conduct of Business. The Borrower and each Subsidiary will conduct its businesses in substantially the same manner and in substantially the same areas as such businesses now are and have heretofore been carried on and conducted.

         5.12     Tangible Net Worth, Total Debt, and Current Assets.

                  (a) The Borrower's Tangible Net Worth shall exceed $9,000,000 on and after the close of the fiscal year ending December 31, 1995; shall exceed $9,666,667 on and after the close of the fiscal year ending December 31, 1996; shall exceed $10,333,333 on and after the close of the fiscal year ending December 31, 1997; and shall exceed $11,000,000 on and after the close of the fiscal year ending December 31, 1998.

                  (b) The Borrower's total liabilities shall not exceed fifty percent (50%) of its Tangible Net Worth at the close of the fiscal year ended December 31, 1995; shall not exceed one hundred fifty percent (150%) of its Tangible Net Worth on or after the close of the fiscal year ending December 31, 1996; and shall not exceed one hundred twenty-five percent (125%) of its Tangible Net Worth at the close of the fiscal year ending December 31, 1997, or at any time thereafter.

                  (c) At all times, the Borrower's current assets shall exceed two hundred fifty percent (250%) of its current liabilities (both as determined under GAAP).

         5.13 Commitment. In addition to any negative or affirmative covenants set forth herein or in any other Bond Documents, the Borrower shall comply with all obligations set forth in the Commitment (which shall survive the transaction contemplated herein) except to the extent in direct conflict with the requirements of this Agreement or the other Bond Documents.

         5.14 Periodic Redemption Requirement. The Borrower shall redeem and cancel (a "PERIODIC REDEMPTION") Bonds on each Interest Payment Date under the Indenture in aggregate principal amount equal to $95,000 per quarter beginning July 1996 through and including October 2013 and $100,000 per quarter beginning January 2014 through April 2016, as set forth in Exhibit 5.17 herein ("PERIODIC REDEMPTION REQUIREMENT").

         5.15 Subsidiaries. The Borrower shall notify the Bank promptly upon creation or acquisition of any new Subsidiaries, describing their activities. The Borrower shall require each of its Subsidiaries to observe the covenants and agreements herein to the extent applicable to such Subsidiary.

         5.16 Construction Requirements. In addition to any requirements in the Loan Agreement, the Commitment or elsewhere herein, the Borrower shall satisfy the conditions and observe the covenants contained in Exhibit 5.16.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

         Until all the obligations to be performed and paid hereunder shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, unless the Bank shall otherwise consent in writing, the Borrower covenants and agrees as follows:

         6.1 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 6.1 shall not prevent the creation, incurrence, assumption or existence of Permitted Encumbrances.

                  Notwithstanding the foregoing provisions of this Section 6.1 and the provisions of the Mortgage, the Borrower shall not permit any mechanics', materialmen's, suppliers', vendors, or similar liens to be established or remain against the Collateral for labor or materials furnished or services rendered in connection with the acquisition, construction and installation of the Project or in connection with any additions, modifications, improvements, repairs, renewals or replacements made on or to the Collateral pursuant to the Security Instruments. If any such Lien should at any time be filed, the Borrower shall cause the same to be discharged of record or bonded against within thirty (30) days after the date of the filing of the same. If the Borrower shall fail to discharge or bond against any such Lien, the Bank may (but shall be under no obligation to) discharge or bond against the same by a bonding company approved by the issuer of the title insurance policy which insures the Mortgage, and any amount expended by the Bank in doing so, together with interest thereon at a rate of interest per annum equal to the Default Rate from the date thereof, shall become due and payable on demand of the Bank and the Bank will provide written subordination agreements as to purchase money obligations which are Permitted Encumbrances.

         6.2 Consolidation or Merger, Joint Ventures. Neither the Borrower nor any Subsidiary shall enter into any transaction of merger or consolidation or any joint venture or other combination, without the prior written consent of the Bank.

         6.3 Sale of Assets, Dissolution, Etc. The Borrower shall not: (a) transfer, sell, assign, lease or otherwise dispose of, except in the ordinary course of business, (i) any Collateral, (ii) with or without recourse, any of its accounts receivable, notes, franchises or contract rights, (iii) any stock or any indebtedness of any Subsidiary, or (iv) the Project, in whole or in part, or any assets or properties necessary or desirable for the proper conduct of its business, or (v) any other assets unless such assets are not required for the operation of the Borrower's business; or (b) change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing, or permit any Subsidiary to do so.

         6.4      Intentionally deleted.

         6.5 Modifications of Certificate of Incorporation and Bylaws. Neither the Borrower nor any Subsidiary shall amend, modify or change its certificate of incorporation or bylaws (including, without limitation, by the filing or modification of any certificate of designation) without the prior written consent of the Bank.

         6.6 Business. Neither the Borrower nor any Subsidiary shall engage (directly or indirectly) in any business other than the business in which it is engaged on the date hereof (or which is contemplated hereby), plus reasonable extensions and expansions thereof.

         6.7 Transfer of Project. The Borrower shall not sell, assign, lease or otherwise transfer or dispose of the Collateral or any part thereof or any interest therein, except as may be otherwise expressly permitted pursuant to this Agreement.

         6.8      Intentionally deleted.

         6.9 Fiscal Year. Neither the Borrower nor any Subsidiary shall change its fiscal year, which currently coincides with the calendar year.

         6.10 Guarantees. Neither the Borrower nor any Subsidiary shall guarantee, endorse, become surety for, indemnify or otherwise in any way become or be directly or indirectly liable or responsible for the obligations of another, whether by agreement to purchase the indebtedness of another, by working capital maintenance agreements, take or pay contracts, or agreement for the furnishing of funds to another, directly or indirectly, through the purchase of goods, supplies or services (or by the way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Indebtedness of another, or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, materials, supplies or other property is even made or tendered, or otherwise enter into any transaction which is in the nature of a guaranty, except such transactions as are described in Exhibit 2.5 (without increase in amounts) and other guarantees to creditors of less than $100,000 in the aggregate, without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

         6.11 Nature of Business, Etc. Neither the Borrower nor any Subsidiary shall:

                  (a) Directly or indirectly engage in any business activity which would represent a material change from the kind of business activities conducted on the date hereof;

                  (b) Change its name or identity without giving at least thirty
(30) days' prior written notice to the Bank; or

                  (c) Change its management or corporate structure or control; provided, however, that a change in personnel shall not be deemed to constitute a change in corporate structure for purposes of this Section.

         6.12 Dividends. The Borrower will not declare or pay any dividends, return any capital, or make distributions or loans to any Person, or authorize or make any other distribution, payment or delivery of property or cash to any Person, or acquire any of its capital stock, or set aside any funds for any of the foregoing purposes during the continuance of, or which would cause, a Default.

         6.13 Investments; Liquidity. Neither the Borrower nor any Subsidiary shall invest in any other entity or business if a Default exists or would exist after such investment.


                                    ARTICLE 7
                   CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

         7.1 Conditions of Issuance. On or prior to the date of issuance of the Letter of Credit, the Borrower shall have furnished to the Bank, in form satisfactory to the Bank, the following:

                  (a) Two executed counterparts of this Agreement and executed counterparts of each of the Security Instruments, including the recorded Mortgage;

                  (b) Executed counterparts of each of the Bond Documents (except for the Bonds, as to which a specimen copy may be furnished);

                  (c) A commitment for mortgagee's title insurance policy (with Form 9 Endorsement), together with evidence that all premiums in respect of such policy have been paid, which policy shall (i) be in an amount equal to the face amount of the Letter of Credit; (ii) insure that the Mortgage creates a valid first lien on the property covered by such Mortgage, free and clear of all defects and encumbrances (except Permitted Encumbrances); (iii) name the Bank and the Issuer as the insured parties thereunder; (iv) be in a form approved by the Bank; (v) provide for a pending disbursements clause automatically increasing coverage by the amount of each construction draw; and (vi) contain such endorsements and effective coverage as the Bank may reasonably request;

                  (d) A physical survey containing maps or plats of the perimeter or boundaries of the site of the Project and any other property covered by the Mortgage certified to the Bank, the Issuer, the title insurance company and its agent, in a manner acceptable to each of them, dated a date satisfactory to the Bank and the title insurance company, by an independent professional licensed land surveyor satisfactory to the Bank and the title insurance company, which survey shall indicate the following: (i) the locations on such site of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the site and width thereof; (iii) all access and other easements appurtenant to the site or necessary or desirable to use the site; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the site or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the site; and (vi) if the Project Site is described as being on a filed map, a legend relating the survey to said map, all in form satisfactory to the Bank; together with such other requirements as may be set forth in the Commitment or reasonably required by the Bank, together with certification from an independent professional licensed land surveyor satisfactory to the Bank as to the location of the

Project or any property covered by the Mortgage in any "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973;

                  (e) Evidence of compliance with the insurance requirements contained in Article 4 hereof (upon which there shall be affixed long form loss payable and mortgagee clauses);

                  (f) An opinion from the Issuer's counsel dated the date hereof and addressed to, and in form and substance acceptable to, the Bank as to such matters as the Bank may require;

                  (g) An opinion from the Borrower's counsel dated the date hereof, and addressed to, and in form and substance acceptable to, the Bank as to such matters as the Bank may require;

                  (h) The opinion of Bond Counsel, in form and substance satisfactory to the Bank and its counsel;

                  (i) Certificate(s) of the Borrower including (i) Articles of Incorporation and Bylaws, (ii) resolutions of the Board of Directors authorizing the execution, delivery and performance of the appropriate Bond Documents, this Agreement and the Security Instruments to which the Borrower is a party, (iii) incumbency and specimen signatures of officers, and (iv) such other matters as the Bank may require;

                  (j) Certified copies of the Articles of Incorporation and good standing certificates of the Borrower;

                  (k) Copies of all governmental approvals required in connection with this transaction, including the resolution of the Issuer authorizing the authentication and issuance of the Bonds;

                  (l) Evidence of payment to the Bank of the initial letter of credit fee and any other fees;

                  (m) Evidence satisfactory to the Bank that any documents (including, without limitation, financing statements) required to be recorded, delivered or filed in order to create, in favor of the Bank, a perfected lien on and security interest in all real and personal property covered by the Mortgage have been properly recorded or filed in each office in each jurisdiction required in order to create, in favor of the Bank, a perfected lien on and security interest in the respective Collateral described therein; and the Bank shall have received evidence of all such recordation and acknowledgment copies of all such filings (or, in lieu thereof, the Bank shall have received other evidence satisfactory to the Bank that all such filings have been made or will be made), and the Bank shall have received evidence that all necessary recordation and filing fees and all documentary taxes or other expenses related to such filings or recordations have been paid in full;

                  (n) Evidence satisfactory to the Bank that a Notice of Commencement in form approved by the Bank's counsel has been recorded, after the Mortgage and financing statements, in the public records;

                  (o) The appraisal and Phase I Environmental Report required by the Commitment; and

                  (p) Such other documents, instruments and certifications as required by the Commitment, by Exhibit 5.16 as conditions to the initial construction advance, or as the Bank may reasonably require.

         7.2 Additional Conditions Precedent to Issuance of the Letter of Credit. The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the date of issuance:

                  (a) The following statements shall be true and the Bank shall have received a certificate signed by the President or Chief Financial Officer of the Borrower, dated the date of issuance, stating that:

                           (i) The representations and warranties contained in this Agreement, the Pledge Agreement, the Loan Agreement and the Mortgage are correct on and as of the date of issuance of the Letter of Credit as though made on and as of such date;

                           (ii) No event has occurred or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                  (b) There shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by the United States or Florida banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks;

                  (c) There shall have occurred no material adverse changes in the condition, financial or otherwise, of the Borrower; and

                  (d) Any other conditions set forth in the Commitment shall have been satisfied.

         7.3 Conditions Precedent to Each Tender Advance. Each payment made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute a Tender Advance hereunder only if on the date of such payment the following statements shall be true:

                  (a) The representations and warranties contained in this Agreement, the Pledge Agreement, the Loan Agreement and the Mortgage are correct on and as of the date of such Tender Advance as though made on and as of such date except as otherwise disclosed in writing to the Bank on or before such date; and

                  (b) No event has occurred and is continuing or would result from such Tender Advance, which constitutes a Default or an Event of Default.

Unless the Borrower shall have previously advised the Bank in writing or the Bank has actual knowledge that one or more of the above statements is no longer true, the Borrower shall be deemed to have represented and warranted, on the date of payment by the Bank under the Utter of Credit pursuant to a Tender Draft, that on the date of such payment the above statements are true and correct.


                                    ARTICLE 8
                                     DEFAULT

         8.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement, whereupon all obligations, whether then owing or contingently owing, will, at the option of the Bank or its successors or assigns, immediately become due and payable by the Borrower without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrower will pay the reasonable attorneys' fees incurred by the Bank, or its successors or assigns, in connection with such Event of Default or recourse against any Collateral held by the Bank, or its successors or assigns, as security for the obligations hereunder:

                  (a) Failure of the Borrower to pay when due any payment of principal, interest, commission, charge or expense hereunder; or

                  (b) The occurrence of an "Event of Default" under any of the Security Instruments or any of the Bond Documents; or

                  (c) The Borrower or any Subsidiary defaults in the payment of principal when due, whether by acceleration or otherwise, or interest on any other Indebtedness beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee for such holder or holders) to cause, such obligation to become due prior to its stated maturity or to exercise any other remedy; or

                  (d) Any representation, warranty, certification or statement made by the Borrower herein, or in any writing furnished by or on behalf of the Borrower in connection with the loan by the Issuer under the Loan Agreement or pursuant to this Agreement or any of the Security Instruments, shall have been false, misleading or incomplete in any material respect on the date as of which made; or

                  (e) The Borrower or any of its Subsidiaries defaults in the performance or observance of any agreement or covenant contained in Article 5 or
Article 6 hereof; or

                  (f) The Borrower defaults in the performance or observance of any other agreement, covenant, term or condition contained herein, and such default shall not have been remedied 30 days after written notice thereof shall have been received by it from the Bank; or

                  (g) The Borrower or any Subsidiary makes an assignment for the benefit of creditors, files a petition in bankruptcy, generally fails to pay its debts as they come due (either as to number or amount), admits in writing its inability to pay its debts generally as they mature, makes a voluntary assignment for the benefit of creditors, commences any voluntary assignment for the benefit of creditors, commences or has filed against it any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or by any act, indicates its consent to, approval of or acquiescence in any such proceeding, or a trustee or a receiver shall be appointed for it or for a substantial part of its property and such appointment remains in effect for more than sixty (60) days, or a petition in bankruptcy or for reorganization shall be filed against it and such petition shall not be dismissed within sixty (60) days after such filing; or

                  (h) The Borrower or any Subsidiary defaults under any current or future Indebtedness to the Bank or its Affiliates, or defaults under the terms of any agreement or instrument evidencing or securing any obligation for borrowed money or the deferred purchase price or the lease of property, in either event if such default shall continue for more than the period of grace, if any, specified therein, unless such default shall have been waived by the party or parties entitled to give such waiver under the terms of such agreement or instrument; or

                  (i) If a final judgment, which with other outstanding final judgments against the Borrower or any Subsidiary exceeds an aggregate of $50,000, shall be rendered against the Borrower or any Subsidiary and if within 30 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within 30 days after the expiration of any such stay such judgment shall not have been discharged; or

                  (j) Any abandonment or change in ownership of the Project, other than a change in ownership permitted hereby, without the prior written consent of the Bank; or

                  (k) A change in control or legal structure of the Borrower without the prior written consent of the Bank.

         Upon the occurrence of any of the preceding Events of Default, then at any time thereafter, the Bank may (1) pursuant to Section 9.2 of the Indenture, advise the Trustee that an Event of Default has occurred and instruct the Trustee to declare the principal of all Bonds then outstanding and interest thereon to be immediately due and payable, and (2) require the immediate payment in full of all Tender Advances and accrued interest thereon, and (3) proceed hereunder, and under the Security Instruments and, to the extent therein provided, under the Bond Documents, in such order as it may elect, and the Bank shall have no obligation to proceed against any Person or exhaust any other remedy or remedies which it may have, and shall have no obligation to resort to any other security, whether held by or available to the Bank.

         8.2 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder and the Security Instruments or now or hereafter existing at law or in equity or by statute. In addition to any other remedies, the Bank shall have all rights of a secured party after default with respect to any Collateral.

         8.3 Anti-Marshalling Provisions. The Borrower hereby grants the Bank the right to make releases (whether in whole or in part) of all or any part of the Collateral under the Security Instruments agreeable to the Bank, without notice to or consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining Collateral conferred under such documents, nor release the Borrower from liability for the obligations thereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Bank, the Bank shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided herein, or in the Security Instruments. The Borrower hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1      Indemnification.

                  (a) The Borrower hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person) (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, provided that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (1) the willful misconduct of the Bank in connection with paying drafts presented under the Letter of Credit or (2) the Bank's willful failure to pay under the Letter of Credit (other than in connection with a court order) after the presentation to it by the beneficiary of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit; or (ii) by reason of or in connection with the execution, delivery or performance of any of this Agreement, the Security Instruments, or any transaction contemplated herein or therein.

                  (b) The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including attorneys', consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against the Bank as a direct or indirect result of (1) any warranty or representation made by the Borrower being false or untrue in any material respect, or (2) any requirement under any law, regulation or ordinance, local, state, or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances. The Borrower's obligations to the Bank hereunder shall not be limited to any extent by the term of this Agreement, and, as to any act or occurrence prior to the termination of this Agreement which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding the termination of the Bank's obligations hereunder.

Anything herein to the contrary notwithstanding, nothing in this Section 9.1 is intended or shall be construed to limit the Borrower's reimbursement obligation contained in Article 3 hereof. Without prejudice to the survival of any other obligation of the Borrower, the indemnities and obligations of the Borrower contained in this Section 9.1 shall survive the Termination Date and the payment in full of amounts payable pursuant to Article 5.

         9.2 Transfer of Letter of Credit. The Letter of Credit may be transferred and assigned in accordance with the terms of the Letter of Credit upon payment of any required transfer fee.

         9.3      Reduction of Letter of Credit.

                  (a) The Letter of Credit is subject to reduction pursuant to its terms.

                  (b) If the amount available to be drawn under the Letter of Credit shall be permanently reduced in accordance with the terms thereof, then the Bank shall have the right to require the Trustee to surrender the Letter of Credit to the Bank and to issue on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable letter of credit, substantially in the form of the Letter of Credit but with such changes therein as shall be appropriate to give effect to such reduction, dated such date, for the amount to which the amount available to be drawn under the Letter of Credit shall have been reduced.

         9.4 Liability of the Bank. Neither the Bank nor any of its officers, directors, employees, agents or consultants shall be liable or responsible for:

                  (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee or any beneficiary or transferee in connection therewith;

                  (b) the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

                  (d) any other circumstances whatsoever in any way related to the making or failure to make payment under the Letter of Credit;

except only that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (i) willful misconduct of the Bank in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) wrongful failure of the Bank to pay under the Letter of Credit after the presentation to it by the beneficiary thereof of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

         9.5 Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns and all rights against the Borrower arising under this Agreement shall be for the sole benefit of the Bank, its successors and assigns, all of whom shall be entitled to enforce performance and observance of this Agreement to the same extent as if they were parties hereto.

         9.6 Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when hand delivered or mailed first class, certified or registered mail, postage prepaid, or by overnight courier service, addressed as follows or to such other address as the parties hereto shall have been notified pursuant to this Section 9.6:

         The Bank:                 First Union National Bank of Florida
                                   303 Banyan Boulevard
                                   West Palm Beach, FL 33401
                                   Attention: D. Guy Guenthner, Vice President

         and                       First Union National Bank of Florida
                                   4299 N.W. 36th Street
                                   Miami Springs, FL 33166
                                   Attention: Bruce Roland, Portfolio Management

         with copy to:             Foley & Lardner
                                   200 Laura Street (32202)
                                   P.O. Box 240
                                   Jacksonville, FL 32201-0240
                                   Attention: John M. Welch, Jr., Esq.

         The Borrower:             Palm Beach Bedding Company
                                   P.O. Box 2617
                                   West Palm Beach, FL 33402
                                   Attention: Michael W. Bubis, President

         with copy to:             Foster Foster & Heffling
                                   Suite 219
                                   1897 Palm Beach Lakes Boulevard
                                   West Palm Beach, FL 33409-3507
                                   Attention: John Fenn Foster, Esq.

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed, in which event said notice, request or demand shall be effective only upon receipt by the addressee.

         9.7 Amendment. This Agreement may be amended, modified or discharged only upon an agreement in writing of the Borrower and the Bank.

         9.8 Effect of Delay and Waivers. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

         9.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

         9.11 Cost of Collection. The Borrower shall be liable for the payment of all reasonable fees and expenses, including attorneys' fees (regardless of whether suit is brought and including fees on appeal and insolvency proceedings), incurred in connection with the enforcement of this Agreement.

         9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         9.13 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

         9.14 Taxes, Etc. Any taxes, including documentary stamp taxes and/or nonrecurring intangible taxes, but excluding income taxes, payable or ruled payable by federal or state authority in respect of the Letter of Credit, this Agreement or the other Security Instruments shall be paid by the Borrower, as the case may be, upon demand by the Bank, together with interest and penalties, if any. The Borrower acknowledges that it is not relying upon the Bank or its counsel with respect to applicability of such taxes.

         9.15 Consent to Jurisdiction, Venue. In the event that any action, suit or other proceeding is brought against the Borrower by or on behalf of the Bank to enforce the observance or performance of any of the provisions of this Agreement or of any of the Security Instruments, including without limitation the collection of any amounts owing thereunder, the Borrower hereby (i) irrevocably consents to the exercise of jurisdiction over the Borrower and, to the extent permitted by applicable laws, its property, by the United States District Court, Southern District of Florida and by the Circuit Court, Palm Beach County, Florida, and (ii) irrevocably waives any objection it might now or hereafter have or assert to the venue of any such proceeding in any court described in clause (i) above, and (iii) constitutes and appoints the Secretary of State of Florida (and, so long as the Borrower shall appoint and maintain any other qualified Person located within the State of Florida as agent for service of process and shall give notice (effective upon receipt) thereof to the Bank, then such other Person) for service of process upon it in connection with any such proceeding.

         9.16 No Usury. Notwithstanding anything herein or in any other document or instrument, the Borrower shall not be required to make any payments of interest or payments in the nature of interest which, when combined with all other such payments, would cause the violation of any usury or similar law applicable to the Bank, and if any such excess amounts are charged or collected, such excess, together with interest thereon at the highest lawful rate from the date collected, shall automatically be applied to reduce the related extension of credit, and if such extension of credit has been fully repaid, shall be paid to the Borrower, as applicable. The Borrower hereby agrees that the provisions of this paragraph shall be in lieu of any other remedies available under the law.

         9.17 Consents. If the consent or approval of the Bank is required under this Agreement or any related agreement, such consent may be given or withheld in the discretion of the Bank except as otherwise specifically provided in connection with such requirement.

         9.18 Waiver of Jury Trial. THE BANK AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed in their respective names and their respective seals to be hereunto affixed and attested by their duly authorized representatives, all as of the date first above written.

                                   THE BORROWER:

                                   PALM BEACH BEDDING COMPANY


                                   By /s/ Michael Bubis
                                      ---------------------------------
                                       Its President


                                   THE BANK:

                                   FIRST UNION NATIONAL BANK OF FLORIDA


                                   By /s/ Its Vice President
                                      --------------------------------

                                    EXHIBIT A

                          IRREVOCABLE LETTER OF CREDIT


                                                 Date: April 2, 1996
                                                 LETTER OF CREDIT NO.: S532191

Branch Banking and Trust Company,
   as Credit Facility Trustee
223 West Nash Street
Wilson, North Carolina 27893

Attention: Corporate Trust Department

Gentlemen:

      We hereby issue to you, Branch Banking and Trust Company, as Credit Facility Trustee under the Trust Indenture, dated as of April 1, 1996 (the "Indenture"), by and between Palm Beach County, Florida (the "Issuer"), First Union National Bank of Florida, as Trustee and you, pursuant to which $7,650,000 aggregate principal amount of Variable Rate Demand Industrial Development Revenue Bonds (Palm Beach Bedding Company Project), Series 1996 (the "Bonds") are being issued, this irrevocable Letter of Credit No. S532191 (the "Letter of Credit") for the account of Palm Beach Bedding Company, a Florida corporation (the "Company") in the amount of $7,956,000 (the "Initial Stated Amount" and, as from time to time reduced and reinstated as hereinafter provided, the "Amount Available"), of which (i) subject to the provisions below reducing amounts available hereunder, $7,650,000 (as from time to time reduced and reinstated as hereinafter provided, the "Principal Amount Available") shall be available for the payment of principal or the portion of the purchase price corresponding to principal of the Bonds and (ii) subject to the provisions below reducing amounts available hereunder, $306,000 (as from time to time reduced and reinstated as hereinafter provided, the "Interest Amount Available") shall be available for the payment of up to 120 days' interest or the portion of the purchase price corresponding to interest on the Bonds at an assumed rate of 12% per annum (computed on the basis of a year of 360 days). Subject to such aggregate limits and to the conditions set forth herein, funds may be drawn upon hereunder (i) with respect to payment of the unpaid principal amount or the portion of purchase price corresponding to the principal of the Bonds and (ii) with respect to payment of up to 120 days' interest accrued and payable or the portion of purchase price corresponding to interest accrued on the Bonds on or prior to their stated maturity date. This Letter of Credit is effective immediately and expires at 3:00 p.m. (Miami, Florida time) at our Presentation Office (as hereinafter defined) on April 2, 1999 (as it may be extended from time to time as hereinafter described, the "Stated Termination Date") or earlier as hereinafter provided. This Letter of Credit shall automatically be extended for an additional one-year period from the then applicable Stated Termination Date unless we give you, or any successor Credit Facility Trustee, written notice of our election not to renew this Letter of Credit at least 180 days prior to the then applicable Stated Termination Date by U.S. certified mail, return receipt requested. All drawings under this Letter of Credit will be paid with our own funds.

      We hereby irrevocably authorize you to draw on us, in an aggregate amount not to exceed the Amount Available and in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in a single drawing (subject to the provisions contained in the next following paragraph) by your draft drawn on us at sight, presented for payment on a day on which banks are not required or authorized to close in Miami, Florida (a "Business Day") and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex A attached hereto (such draft accompanied by such certificate being your "Interest Draft"), an amount not exceeding the Interest Amount Available on the date of such drawing; (2) in one or more drawings by one or more of your drafts drawn on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written completed certificate signed by you in the form of Annex B attached hereto (any such draft accompanied by such certificate being your "Tender Draft"), an aggregate amount not exceeding the Amount Available on the date of such drawing; (3) in one or more drawings by one or more of your drafts drawn on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex C attached hereto (any such draft accompanied by such certificate being your "Partial Redemption Draft"), an aggregate amount not exceeding the Amount Available on the date of such drawing; (4) in a single drawing by your draft drawn on us at sight presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex D hereto (any such draft accompanied by such certificate being your "Conversion Draft"), an amount not exceeding the Amount Available on the date of such drawing; and (5) in a single drawing by your draft drawing on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex E attached hereto (such draft accompanied by such certificate being your "Final Draft"), an amount not exceeding the Amount Available on the date of such drawing.

      If you shall draw on us by an Interest Draft and you shall not have received from us within ten (10) calendar days from the date of our payment in respect of such drawing a notice to the effect that we have not been reimbursed for such drawing and that the interest portion of the Letter of Credit will not be reinstated, then (x) your right to draw on us in a single drawing by your Interest Draft under clause (1) of the immediately preceding paragraph shall be automatically reinstated and (y) effective as of the eleventh (11th) calendar day from the date of our payment in respect of such drawing, you shall again be authorized to draw on us by your Interest Draft in accordance with said clause
(1). The provisions of this paragraph providing for the reinstatement of your right to draw on us by your Interest Draft in a succeeding single drawing shall be applicable to each successive drawing by your Interest Draft under clause (1) of the immediately preceding paragraph so long as this Letter of Credit shall not have terminated as set forth below.

      Upon our honoring any Tender Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically reduced by the amount drawn under such Tender Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically reduced by an amount equal to the principal component of such Tender Draft and the Interest Amount Available to be drawn hereunder by you shall be automatically reduced by an amount equal to the amount of the interest component of such Tender Draft.

      Upon our honoring any Partial Redemption Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically and permanently reduced by the amount drawn under any such Partial Redemption Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the principal component of such Partial Redemption Draft honored by us hereunder and the Interest Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the amount of the interest component of any such Partial Redemption Draft honored by us hereunder.

      Upon our honoring any Conversion Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically and permanently reduced by the amount drawn under any such Conversion Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the principal component of such Conversion Draft honored by us hereunder, and the Interest Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the amount of the interest component of any such Conversion Draft honored by us hereunder.

      The Amount Available, the Principal Amount Available and the Interest Amount Available to be drawn under this Letter of Credit with respect to any Tender Draft shall be reinstated as provided in this paragraph to the extent, but only to the extent, that we are reimbursed by or on behalf of the Company in immediately available funds delivered to us at the Presentation Office on or before 3:00 p.m. (Miami, Florida time) on a Business Day for any amount drawn in respect of principal and interest under any Tender Draft. If we receive such reimbursement by or on behalf of the Company, all in strict conformity with the terms and conditions of this Letter of Credit after 3:00 p.m. (Miami, Florida time) on a Business Day prior to the termination hereof, such reimbursement will be honored as stated above as if received on the next succeeding Business Day. Any amount received by us from or on behalf of the Company in reimbursement of amounts drawn hereunder by a Tender Draft shall, if accompanied by your completed certificate signed by you in the form of Annex F attached hereto, be applied to the extent of the amount received by us and indicated therein to reimburse us for amounts drawn hereunder by your Tender Drafts and we will confirm to you the amount of the Principal Amount Available and the Interest Amount Available increased by such reimbursement by delivering to you the executed and completed acknowledgment accompanying the form of Annex F delivered by you in connection with such reimbursement. The Amount Available, the Principal Amount Available and the Interest Amount Available shall be increased only in compliances with the provisions of this paragraph.

      Each draft and certificate presented hereunder shall be dated the date of its presentation and each such draft and certificate shall be presented at our office located at 200 South Biscayne Boulevard, 12th Floor, Miami, Florida 33131, Attention: International Operations (or at any other office in the States of North Carolina or Florida which may be designated by us by written notice delivered to you at least three Business Days prior to a date on which interest is payable on the Bonds) (the "Presentation Office") and shall be presented on a Business Day. If we receive any of your drafts and certificates at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 10:00 a.m. (Miami, Florida time) on a Business Day on or prior to the termination hereof, we will honor the same by initiating the wiring of funds by 1:30 p.m. (Miami, Florida time) on the same day in accordance with your payment instructions. If we receive any of your drafts and certificates at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 10:00 a.m. (Miami, Florida time) on a Business Day prior to the termination hereof, we will honor the same on the next succeeding Business Day in accordance with your payment instructions. If requested by you, payment under this Letter of Credit may be made by wire transfer of Federal Reserve Bank funds to your account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account that you maintain with us.

      In connection with the presentation of any Tender Draft or Conversion Draft, Bonds in aggregate principal amount equal to the principal amount of such Tender Draft or Conversion, Draft shall be delivered to us or our designee as promptly as practicable, and in any event within five Business Days after such presentation, registered in our name or in the name of our designee, as pledgee of the Company, pledged to us pursuant to the Pledge Agreement dated as of April 1, 1996 (the "Pledge Agreement"), between the Company and us. With respect to any Tender Draft, we agree that we shall not release any Bonds pledged to us until the Letter of Credit shall have been reinstated so that the Amount Available, as so reinstated, shall equal or exceed the aggregate principal and 120 days' interest thereon calculated at an assumed rate of 12% per annum on all Bonds for which drawings are available hereunder after giving effect to such release.

      Upon the earliest of (i) our honoring your Final Draft presented hereunder, (ii) the second day following the date on which we receive a certificate signed by you stating that the interest rate on the Bonds has been converted to a fixed interest rate, (iii) the date on which we receive a certificate signed by you stating that the Company has provided and you have accepted an Alternate Credit Facility in accordance with the terms of the Indenture which is effective the date of such certificate, or (iv) the Stated Termination Date, this Letter of Credit shall terminate.

      This Letter of Credit is transferable only in its entirety to any transferee whom you certify to us has succeeded you as Credit Facility Trustee under the Indenture, and may be successively transferred. Transfer of the Amount Available under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in the form of Annex G attached hereto and payment of the transfer commission referred to therein. Upon such presentation we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions therein consistent with this Letter of Credit.

      This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds or the Indenture), except only the certificates and the drafts referred to herein which are hereby incorporated by reference; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.

      Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1994 Revisions), International Chamber of Commerce Publication No. 500 (the "UCP") and, to the extent not inconsistent therewith, the laws of the State of Florida. Communications with respect to this Letter of Credit other than presentations of drafts and certificates hereunder shall be in writing and shall be addressed to us at 200 South Biscayne Boulevard, 12th Floor, Miami, Florida 33131, Attention: International Operations, specifically referring to the number of the Letter of Credit.

                                    Very truly yours,

                                    FIRST UNION NATIONAL BANK OF FLORIDA


                                    By_______________________________________
                                      Title:_________________________________

                                     Annex A


                    [Form of Certificate for Interest Draft]


             CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
                           OF UP TO 120 DAYS' INTEREST


                    Irrevocable Letter of Credit No. S532191

      The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of Florida (the "Bank"), with reference to Irrevocable Letter of Credit No. S532191 (the "Letter of Credit; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

      (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the holders of the Bonds.

      (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment of interest on the Bonds, which payment is due and payable on a regular Interest Payment Date. On the record date for such Interest Payment Date, none of such Bonds for which interest is drawn pursuant to the draft were held of record by the Company, or by the Bank, or its designee, as pledgee of the Company.

      (3) [The Interest Draft accompanying this Certificate is the first Interest Draft presented by the Credit Facility Trustee under the Letter of Credit.]* [The Interest Draft last presented by the Credit Facility Trustee under the Letter of Credit was honored and paid by the Bank on ______________, ______, and the Credit Facility Trustee had not received a notice within ten days of presentation of such Interest Draft from the Bank that the Bank has not been reimbursed.]**

      (4) The amount of the Interest Draft accompanying this Certificate is $________ it was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Interest Amount Available to be drawn by the Credit Facility Trustee under the Letter of Credit.

      (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the interest amount owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and
(c) no portion of said amount shall be commingled with other funds held by the undersigned.

      IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ________ day of _________________, 19__.


                                          BRANCH BANKING AND TRUST
                                          COMPANY, as Credit Facility Trustee


                                          By___________________________________
                                          Name_________________________________
                                          Title________________________________

____________________

*     To be used in the Certificate relating to the first Interest Draft only.

** To be used in each Certificate relating to each Interest Draft other than the first Interest Draft.

                                     Annex B

                     [Form of Certificate for Tender Draft]


             CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
            OF PRINCIPAL PURCHASE PRICE AND PORTION OF PURCHASE PRICE
                   CORRESPONDING TO INTEREST OF BONDS TENDERED


                    Irrevocable Letter of Credit No. S532191

            The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of Florida (the "Bank"), with reference to Irrevocable Letter of Credit No. S532191 (the "Letter of Credit"; the terms defined herein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

            (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the registered owners of the Bonds.

            (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a tender of all or less than all of the Bonds, which are Outstanding (as defined in the Indenture), or the unpaid principal amount of the Bonds and accrued interest thereon to be purchased as a result of such tender pursuant to the terms of Section 2.3 of the Indenture (other than Bonds, presently held of record by the Company, or by the Bank, or its designee, as pledge of the Company) which payment is due on the date on which this Certificate and the Tender Draft it accompanies are being presented to the Bank.

            (3) The amount of the Tender Draft accompanying this Certificate is equal to the sum of (i) $________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company or by the Bank, or its designee, as pledgee of the Company) to be purchased as a result of a tender, which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $________ being drawn in respect of the payment of _________ days' [not to exceed 120 days'] accrued and unpaid interest on such Bonds constituting a portion of the purchase price of such Bonds being purchased as a result of a tender, which amount does not exceed the Interest Amount Available under the Letter of Credit.

            (4) The Credit Facility Trustee shall register or cause to be registered in the name of the Bank, or its designee, as pledgee of the Company, pursuant to Section 3 of the Pledge Agreement, and shall deliver or cause to be delivered to the Bank or its designee Bonds in the principal amount of the Tender Draft accompanying this Certificate as promptly as practicable, and in any event within five Business Days after presentation of the Tender Draft accompanying this Certificate.

            (5) Upon receipt of the undersigned of the amount demanded hereby,
      (a) the undersigned will apply the same directly to the payment when due of the purchase price of Bonds tendered pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

            (6) The amount of the Tender Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

      The Credit Facility Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring of the Tender Draft accompanying this Certificate, (i) the Amount Available under the Letter of Credit shall be automatically reduced by the aggregate amount of such Tender Draft, (ii) the Principal Amount Available under the Letter of Credit shall be automatically reduced by an amount equal to the amount of the principal component of such draft set forth in paragraph 3 above, and (iii) the Interest Amount Available under the Letter of Credit shall be automatically reduced by an amount equal to the amount of the interest component of such draft set forth in paragraph 3 above, subject to reinstatement as set forth in the Letter of Credit.

      IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ______ day of __________________, ______.

                                          BRANCH BANKING AND TRUST
                                          COMPANY, as Credit Facility Trustee


                                          By___________________________________
                                          Name_________________________________
                                          Title________________________________

                                     Annex C

               [Form of Certificate for Partial Redemption Draft]


             CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
                 OF PRINCIPAL AND UP TO 120 DAYS' INTEREST UPON
                               PARTIAL REDEMPTION


                    Irrevocable Letter of Credit No. S532191


      The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certified to First Union National Bank of Florida (the "Bank"), with reference to Irrevocable Letter of Credit No. S532191 (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

            (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the registered owners of the Bonds.

            (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, upon redemption of less than all of the Bonds which are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 120 days' accrued and unpaid interest on, the Bonds to be redeemed pursuant to the Indenture (other than Bonds presently held of record by the Company, or by the Bank, or its designee, as pledgee of the Company).

            (3) The amount of the Partial Redemption Draft accompanying this Certificate is $__________ and is equal to the sum of (i) $___________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company or by Bank, or its designee, as pledgee of the Company) to be redeemed, which amount does not exceed the Principal Amount Available under the Letter of Credit and (ii) $____________ being drawn in respect of the payment of ______ days' [not to exceed 120 days'] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

            (4) The amount of the Partial Redemption Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

            (5) This Certificate and the Partial Redemption Draft it accompanies are dated, and are being presented to the Bank on, the date on which the unpaid principal amount of, and accrued and unpaid interest on, Bonds to be redeemed are due and payable under the Indenture upon redemption of less than all of the Bonds which are Outstanding (as defined in the Indenture).

            (6) Upon receipt by the undersigned of the amount demanded hereby,
      (a) the undersigned will apply the same directly to the payment when due of the principal amount of and accrued and unpaid interest on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

      The Credit Facility Trustee acknowledges that, pursuant to the terms of Letter of Credit, upon the Bank's honoring the Partial Redemption Draft accompanying this Certificate, (i) the Amount Available under the Letter of Credit shall be permanently reduced by the aggregate amount of such Partial Redemption Draft, (ii) the Principal Amount Available under the Utter of Credit shall be permanently reduced by an amount equal to the amount of the principal component of such draft set forth in paragraph 3 above and (iii) the Interest Amount Available under the Letter of Credit shall be permanently reduced by an amount of the interest component of such draft set forth in paragraph 3 above.

      IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the _______ day of ___________, 19__.


                                          BRANCH BANKING AND TRUST
                                          COMPANY, as Credit Facility Trustee


                                          By__________________________________
                                          Name________________________________
                                          Title_______________________________

                                     Annex D


                   [Form of Certificate for Conversion Draft]


                 CERTIFICATE FOR DRAWING IN CONNECTION WITH THE
                   PAYMENT OF PRINCIPAL PLUS ACCRUED INTEREST
                            UPON A MANDATORY PURCHASE
                      (CONVERSION TO A FIXED INTEREST RATE)


                    Irrevocable Letter of Credit No. S532191

            The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of Florida (the "Bank"), with reference to Irrevocable Letter of Credit No. S532191 (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

            (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the registered owners of the Bonds.

            (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a mandatory tender for purchase pursuant to Section 2.2(e) of the Indenture (conversion to a Fixed Interest Rate within the meaning of the Indenture) of all or less than all of the Bonds which are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 120 days' accrued and unpaid interest on, the Bonds to be so purchased (other than Bonds presently held of record by the Company, or the Bank, or its designee, as pledgee of the Company), which payment is due on the date on which this Certificate and the Conversion Draft it accompanies are being presented to the Bank.

            (3) The amount of the Conversion Draft accompanying this Certificate is $_______ and is equal to the sum of (i) $_______ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company, or by the Bank, or its designee, as pledgee of the Company) to be purchased, which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $________ being drawn in respect of the payment of ____ days' [not to exceed 120 days'] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

            (4) The amount of the Conversion Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

            (5) Upon receipt by the undersigned of the amount demanded hereby,
      (a) the undersigned will apply the same directly to the payment when due of the principal amount of, and interest accrued and unpaid on, the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

            (6) The Credit Facility Trustee shall register or cause to be registered in the name of the Bank, or its designee, as pledgee of the Company, pursuant to Section 3 of the Pledge Agreement and shall deliver or cause to be delivered to the Bank or its designee a principal amount of Bonds equal to the principal amount of the Conversion Draft accompanying this Certificate as promptly as practicable, and in any event within five Business Days after presentation of the Conversion Draft accompanying this Certificate.

      IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the _____ day of ______________, 19__.


                                          BRANCH BANKING AND TRUST
                                          COMPANY, as Credit Facility Trustee


                                          By_________________________________
                                          Name_______________________________
                                          Title______________________________

                                     Annex E

                      [Form of Certificate for Final Draft]

             CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
                 OF PRINCIPAL PLUS ACCRUED INTEREST, UPON STATED
                OR ACCELERATED MATURITY OR OPTIONAL OR MANDATORY
                              REDEMPTION AS A WHOLE


                    Irrevocable Letter of Credit No. S532191

            The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of Florida (the "Bank"), with reference to Irrevocable Letter of Credit No. S532191 (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

            (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the registered owners of the Bonds.

            (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, either at stated maturity, upon acceleration, or as a result of a redemption as a whole pursuant to the Indenture, of the unpaid principal amount of and up to 120 days' accrued and unpaid interest on, all of the Bonds which are "Outstanding" within the meaning of the Indenture (other than Bonds presently held of record by the Company or by the Bank, or its designee, as pledgee of the Company).

            (3) The amount of the Final Draft accompanying this Certificate is $____________ and is equal to the sum of (i) $______________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company or by the Bank, or its designee, as pledgee of the Company), which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $______ being drawn in respect of the payment of ______ days' [not to exceed 120 days'] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

            (4) The amount of the Final Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

            (5) Upon receipt by the undersigned of the amount demanded hereby,
      (a) the undersigned will apply the same directly to the payment when due of the principal amount and accrued and unpaid interest thereon owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

            IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the _____ day of __________, 19__.


                                          BRANCH BANKING AND TRUST
                                          COMPANY, as Credit Facility Trustee


                                          By_________________________________
                                          Name_______________________________
                                          Title______________________________

                                     Annex F

              [Form of Reinstatement Certificate For Tender Draft]

             CERTIFICATE FOR THE REINSTATEMENT OF AMOUNTS AVAILABLE
                 UNDER IRREVOCABLE LETTER OF CREDIT NO. S532191

            The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of Florida (the "Bank"), with reference to Irrevocable Letter of Credit No. S532191 (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

            (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the holders of the Bonds.

            (2) The amount of $________ paid to you today by or on behalf of the Company is a payment made to reimburse you, pursuant to Section 3.2 of the Letter of Credit and Reimbursement Agreement, dated as of April 1, 1996, as it may have been modified (the "Reimbursement Agreement"), by and among the Company and the Bank, for amounts drawn under the Letter of Credit by Tender Drafts. The Credit Facility Trustee hereby requests that you reinstate the Letter of Credit upon receipt of such payment in an amount equal to the amount of payment so received.

            (3) Of the amount referred to in paragraph (2), $_________ represents the aggregate principal amount of Bonds resold or to be sold on behalf of the Company.

            (4) Of the amount referred to in paragraph (2), $________ represents accrued and unpaid interest on the Bonds.


      IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ____ day of _________, 19__.


                                          BRANCH BANKING AND TRUST
                                          COMPANY, as Credit Facility Trustee


                                          By_________________________________
                                          Name_______________________________
                                          Title______________________________

                                                           [attached to Annex F]

                                 ACKNOWLEDGMENT


            The Bank hereby confirms to the Credit Facility Trustee that the Principal Amount Available under the Letter of Credit has been reinstated by the amount of $_______________ and the Interest Amount Available under the Letter of Credit has been reinstated by the amount of $_______________________.

            This _____ day of __________, 19__.


                                          FIRST UNION NATIONAL BANK OF
                                          FLORIDA


                                          By_________________________________
                                          Name_______________________________
                                          Title______________________________

                                     Annex G

                         [Form of Transfer Certificate]

                             INSTRUCTION TO TRANSFER

First Union National Bank of Florida
200 South Biscayne Boulevard, 12th Floor
Miami, Florida 33131
Attention: International Operations

            Re: Your Irrevocable Letter of Credit No. S532191


Ladies and Gentlemen:

            For value received, the undersigned beneficiary (the "Transferor") hereby irrevocably transfers to:


                       ________________________________
                             [Name of Transferee]



                       ________________________________
                                   [Address]

(the "Transferee") all rights of the Transferor with respect to the above-referenced Letter of Credit, including the right to draw under said Letter of Credit in the Amount Available. Said Transferee has succeeded the Transferor as Credit Facility Trustee under that certain Trust Indenture dated as of April 1, 1996, by and between Palm Beach County, Florida, First Union National Bank of Florida, as trustee and Branch Banking and Trust Company, as the initial Credit Facility Trustee thereunder, as it may have been amended or supplemented (the "Indenture"), with respect to the Palm Beach County Variable Rate Demand Industrial Development Revenue Bonds (Palm Beach Bedding Company Project), Series 1996 in the aggregate original principal amount of $7,650,000 and has complied with the provisions of the Indenture.

            By virtue of this transfer, the Transferee shall have the sole rights as beneficiary of said Letter of Credit, including sole rights relating to any past or future amendments thereof, whether increases or extensions or otherwise. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the Transferor.

            By its signature below, the Transferee acknowledges that it has duly succeeded the Transferor as Credit Facility Trustee pursuant to the Indenture.

            The advice of such Letter of Credit is returned herewith, along with a transfer fee of $1,000.00, and we ask you to endorse the transfer on the reverse side thereof and to forward it directly to the Transferee with your customary notice of transfer.

                                    Very truly yours,

                                    BRANCH BANKING AND TRUST COMPANY,
                                    as Credit Facility Trustee


                                    By_______________________________________
                                        [insert name and title of
                                         authorized officer]

                                    [Corporate Seal]

Acknowledged by:

________________________________
[insert name of Transferee]



By:_____________________________
      [insert name and title of
        authorized officer]

[Corporate Seal]

                                   EXHIBIT 2.1

                            SUBSIDIARIES OF BORROWER




                                      None

                                   EXHIBIT 2.4

                             LIABILITIES OF BORROWER





                                      None

                                   EXHIBIT 2.5

                             CONTINGENT LIABILITIES





                                      None

                                   EXHIBIT 2.6

                                   LITIGATION




                                      None

                                  EXHIBIT 2.13

                              ENVIRONMENTAL MATTERS





                                      None

                                  EXHIBIT 2.15

                                      TAXES






                                      None

                                  EXHIBIT 5.16

                            CONSTRUCTION REQUIREMENTS

      1. Definitions. The capitalized terms used in this Exhibit and not defined in the Agreement shall have the following meanings:

      AGREEMENT:              The Letter of Credit and Reimbursement Agreement to
                              which this is an exhibit.

      ARCHITECT:              The Contractor in its capacity as architect under the design-
                              build contract with the Borrower.

      COMPLETION DATE:        December 31, 1996.

      CONSTRUCTION LOAN:      As defined below in Paragraph 2.

      CONTRACTOR:             Weitz Company, Inc.

      COST OF IMPROVEMENTS:   All direct and indirect costs required to be
                              expended by the Borrower to comply with the
                              requirements of this Agreement relating to
                              construction of the Improvements.

      IMPROVEMENTS:           The building and fixtures to be constructed on the Property in accordance with the Plans, and all equipment.

      INCURRED COST:          The reasonable cost of labor and materials actually
                              expended or incurred by the Borrower pursuant to the Plans and incorporated in the Improvements on the Property.  At
                              the Bank's option, expressed in writing, Incurred Cost may include interest accrued on the indebtedness evidenced by
                              the Note, materials stored on the Property or elsewhere and properly secured and insured, or any one or more of such
                              items.  No amounts paid to the Borrower or any affiliate of the Borrower shall be considered to be an Incurred Cost
                              except to the extent that such amounts are not in excess of those that would be charged for the services or materials
                              acquired in the absence of such relationship.  No general
                              overhead or management fees, commissions or similar fees
                              of the Borrower or of any such other persons shall be
                              considered Incurred Cost except as specifically approved by the Bank in the Project budget or otherwise.

      PLANS:                  The final plans, drawings, specifications, construction
                              budget, schedule of values, trade and materials breakdown
                              and other cost allocations for construction of the
                              Improvements now or hereafter prepared by the
                              Borrower

                              or the Architect and approved in writing by the Bank and all amendments and modifications thereto made with the written approval of the Bank.

      2. Construction Advance. Subject to the terms and conditions contained herein, and if there exists no Default, the Bank shall authorize advances to the Borrower of up to the face amount of the Bonds, to be used to finance the Incurred Cost of the Improvements (the "CONSTRUCTION LOAN").

      3. Borrower's Covenants.

            (a) Construction of Improvements. The Borrower shall promptly construct the Improvements on the Property in a true, thorough, workmanlike and substantial manner and in strict accordance with the Plans, building permits and applicable building and zoning codes. The Borrower shall provide or cause to be provided, at the Borrower's expense, all manner of materials, labor, implements and cartage of every description necessary for the due performance of the work. The Borrower shall take all necessary steps to assure that construction and installation of the Improvements shall begin within 30 days after the date of the Note, shall proceed continuously and diligently, and shall be completed in a timely manner in accordance with the Plans and that construction shall be completed on or before the Completion Date.

            (b) Evidence of Payment of Costs. If requested by the Bank, the Borrower shall furnish, before each advance herein agreed to be made and on completion of construction, all receipted bills, certificates, affidavits, releases of lien and other documents which may be required by the Bank or the title insurer, as evidence of full payment of all labor and materials incident to the construction of the Improvements and will promptly secure the release of the Property from all liens.

            (c) Inspection. The Borrower will permit the Bank and its representatives to enter upon the Property at reasonable times, inspect the Improvements and all materials to be used in the construction thereof, and examine all detailed plans and shop drawings which are or may be kept at the construction site, and all books and records of the Borrower relating to the Property and will cooperate with the Bank and the Bank's representatives to enable it to perform its functions hereunder. It is expressly agreed that the Bank has no duty to inspect the Improvements, and if the Bank should inspect the Improvements, the Bank shall have no liability or obligation to the Borrower or other person arising out of such inspection. Inspections made by the Bank or its representatives shall be made solely for the protection and benefit of the Bank, and neither the Borrower or other party primarily or secondarily liable to the Bank, nor any person or party claiming by, through or under the Borrower, shall be entitled to claim any loss, damage or offset either against the Bank or its representatives for failure to properly inspect the Property or Improvements. The Borrower agrees to pay the cost of such inspections and the fees and other charges of any inspecting architect, engineer or consultant employed by the Bank.

            (d) Correction of Deficient Work. If the Bank determines that any portion of the Improvements is not being constructed in accordance with the Plans in a workmanlike manner, it may require work to be stopped and withhold disbursements until the deficiencies are corrected. The Borrower agrees that it will correct, at its own cost and not from Loan proceeds, any work performed and replace any materials that do not comply with the Plans, applicable laws, regulations or permits, or accepted standards of quality and workmanship. In the event of any dispute between the Borrower and the Bank with respect to the interpretation and meaning of the Plans, the same shall be determined at the Borrower's cost by an independent architect or engineer selected by the Bank.

            (e) Adequate Financing. The Borrower will provide from its own funds, without secondary financing involving any mortgage or other Lien against the Property (except as otherwise expressly provided in this Agreement), all amounts necessary to pay all Costs of the Improvements which are in excess of the disbursements required to be authorized by the Bank hereunder for any budget category, and the Bank shall not be required to make any disbursement hereunder if the undisbursed proceeds of the Bonds for any budget category (taking into account any reserves required hereunder) shall be less than the amount, determined in the Bank's reasonable judgment, necessary to pay for all Cost of Improvements required for the completion of the Improvements or category thereof. If, for any reason, the Bank shall determine in good faith that the undisbursed Bond Proceeds allocated to any category of Improvements will be insufficient for completion of the Improvements, the Borrower will within ten days after written request by the Bank, deposit the deficiency with the Trustee, and such deposit shall be first disbursed in the same manner as the Bond proceeds are to be disbursed before any further disbursements of the proceeds of the Bonds shall be made or may be held for application after complete disbursement of Bond proceeds. All such funds shall be subject to the security interest of the Bank.

            (f) Further Assurances. To the end that the agreements of the Borrower set forth herein and in the Loan Agreement shall be effectively and fully performed and the intent and purpose of this Agreement fulfilled, the Borrower agrees to execute all other and further instruments reasonably required by the Bank from time to time in order to carry out the provisions of this Agreement, or for the purpose of creating, perfecting, preserving and enforcing the Bank's security. The Borrower hereby irrevocably appoints the Bank as its attorney-in-fact to take all such action in the event the Borrower fails to do so.

            (g) Use of Bond Proceeds. All labor and materials contracted for in connection with construction of the Improvements shall be used and employed solely on the Property and in said construction, and only in accordance with the Plans. The monies authorized to be disbursed to or for the account of the Borrower under this Agreement shall constitute a trust fund in the hands of the Borrower or other payee, and shall be used solely by such payee for the payment of Incurred Cost and for no other purpose unless another use is specifically provided for in this Agreement or consented to in writing by the Bank. Nothing in this paragraph shall be deemed to impose a trust on the undisbursed portion of the Bond proceeds or to impose any duty on the Bank with respect thereto.

            (h) Construction Documents. All Plans, project budgets, construction contracts and major subcontracts and subcontractors shall be approved in writing by the Bank. No changes shall be made in any approved Plans, budgets, contracts or subcontracts except with the written consent of the Bank. All bonds and errors and omissions insurance required by the Bank shall be maintained in force as approved.

      4. Advances During Construction.

            (a) Disbursement Schedule. Subject to the terms and conditions contained herein, the Bank will authorize the Trustee to disburse and the Borrower will accept the proceeds of the Construction Loan in the manner and at the time set forth in Paragraph 10 hereof.

            (b) Method of Disbursement. Each request for advance shall be made in writing and shall be delivered to the Bank at the Bank's address stated in this Agreement. The Bank shall not be required to make any such advances until at least five (5) days after receipt of request therefor. Funds shall be disbursed by the Trustee in accordance with this Agreement and the Loan Agreement directly to the Borrower, or, at the option of the Bank, such funds may be disbursed by checks payable to the Borrower and to any other person, firm or corporation to whom the Borrower is indebted for work done or materials delivered, or, at its option, the Bank may require the Trustee to make such disbursements directly to the Borrower's Architect or Contractor, or to any subcontractor, sub subcontractor, supplier, laborer or materialman that may have performed work on or furnished material to the Property, and the execution of this Agreement by the Borrower shall and hereby does constitute an irrevocable direction and authorization to so direct disbursement of the funds.

            (c) Inspections. The Bank may, at its option, make inspection of the Property upon receipt of a request for an advance of proceeds of the Bonds to determine whether the Improvements conform to applicable law and regulations and are in compliance with the Plans. Such inspections if made shall be for the sole and exclusive benefit of the Bank and shall not be for the direct or indirect benefit of any other person or party.

            (d) Disbursement Obligation of Bank. The Bank may, at its option, authorize disbursement of funds whether under the terms of this Agreement or the Loan Agreement such disbursement is required or not and whether all conditions to such advance have been met or not. Part or the whole of any advance may be disbursed before or after it becomes due if the Bank deems it advisable to do so. All such advances shall be deemed to have been made pursuant to this Agreement and the Loan Agreement and not in modification thereof. No further direction or authorization from the Borrower shall be necessary to warrant advances and the Bank may authorize advances even though the Borrower has not made a request therefor. After Default, the Bank is irrevocably authorized, but shall not be required to, authorize the disbursement of Bond proceeds (which shall be secured by the Mortgage) for the account of the Borrower for the purpose of (i) completing any Improvements, whether or not included within the scope of the Plans, (ii) protecting and preserving the Project and its operational integrity, including, without limitation, paying for insurance, taxes, repairs, and maintenance, and (iii) otherwise completing the Improvements and operating the Project. The power granted herein shall not excuse the Borrower from its funding obligations.

            (e) Reserves. The Bank shall have the right to require a portion of the Bond proceeds to be set aside as reserves for the payment of construction period interest, insurance premiums, payments or escrows required by governmental authorities or otherwise, taxes and for other required payments. The Bank may authorize disbursement of proceeds as needed for such purposes and all such disbursements shall be treated as if specifically requested by and paid to the Borrower.

      5. Conditions to Initial Advance. Prior to the initial advance hereunder and in addition to satisfying any remaining conditions set forth in Section 7.1 of this Agreement, the Borrower shall have fulfilled the following conditions (each of which the Borrower covenants to fulfill), and if any such condition is waived as to the initial or any subsequent advance, it shall continue as a condition to subsequent advances unless waived in writing by the Bank:

            (a) evidence satisfactory to the Bank that public water and sewage facilities of adequate capacity and electrical, gas (if applicable), and telephone service are available at the Property site and that sewer, water, electrical, gas (if applicable), and telephone lines to the Property will be in place when required for scheduled occupancy;

            (b) evidence satisfactory to the Bank that all permits necessary for construction of the Improvements pursuant to the Plans have been obtained from the appropriate municipal, state and federal authorities, that a valid building permit for the Improvements has been issued and is in good standing, and that the Improvements, when constructed, will be in compliance with all environmental laws, zoning ordinances and building codes then applicable thereto;

            (c) a soils report showing the Property to be suitable for the construction of the Improvements and a letter from the Borrower's Architect stating that the soils report is satisfactory for purposes of the planned Improvements;

            (d) at the Bank's request, a report by a structural engineer acceptable to the Bank setting forth the type of construction and/or servicing required to ensure the stability of the foundations of the Improvements;

            (e) detailed Project budget, trade and materials breakdown and schedule of values showing all projected Direct and Soft Costs, as defined in Paragraph 10, and all reserves, all of which shall be approved by the Bank;

            (f) construction and disbursement schedules;

            (g) a complete certified set of Plans as more fully described in this Agreement, as reviewed and approved by the appropriate governmental authorities for the issuance of all permits necessary to construct the Improvements, all of which shall be satisfactory to the Bank;

            (h) satisfactory performance, labor and materials payment bonds covering all work to be performed by the Borrower's contract with the Contractor in dual-obligee form, naming the Bank as additional insured, if required by the Bank;

            (i) true and correct copies of all contracts to be executed with Contractors, architects and engineers relating to construction of the Improvements, including the general contract with the Borrower's Contractor;

            (j) consents from the Borrower's Contractor and Architect in form satisfactory to the Bank;

            (k) evidence of adequate parking owned or controlled by the Borrower and mortgaged to the Bank;

            (l) a UCC search showing no adverse matters except Permitted Encumbrances;

            (m)   list of subcontractors, if required by the Bank;

            (n) copies of major subcontracts, if required by the Bank;

            (o) evidence of zoning appropriate for the intended use of the Property;

            (p) an MAI as-built appraisal satisfactory in form and amount to the Bank.

            (q) evidence of the Borrower's Architect's errors and omissions coverage in amounts satisfactory to the Bank;

            (r) payment of any construction monitoring or other fees;

            (s) evidence that the Improvements are not in a flood plain or special flood hazard area;

            (t) such other evidence or documents as may be required by the Commitment or the Bank or as the Bank's counsel may reasonably deem necessary.

      6. Conditions to Advances. All authorizations for advances of Bond proceeds will be made subject to the following conditions as to each advance (each of which the Borrower covenants to fulfill), and if any condition is waived as to an advance, it shall continue as a condition to subsequent advances:

            (a) Compliance with Representations and Warranties, Etc. The Borrower shall have fully complied with all of its covenants in this Agreement; there shall be no breach of the Borrower's representations and warranties; each condition to advances shall have been met or waived in writing by the Bank; there shall exist no Default under this Agreement; the Borrower's agreements with the Contractor or Architect shall have been complied with and all of the terms, provisions and conditions of this Agreement shall have been complied with by the Borrower; and the Property shall not have suffered any material damage or loss or become subject to any condemnation proceeding.

            (b) Conformity of Improvements to Plans. The Improvements shall have been constructed in strict compliance with the Plans, and the construction thereof and materials used therein shall be in strict compliance with the Plans, and all shall be certified to be so by the Architect.

            (c) Notice to Borrower. The Bank shall have been furnished with an affidavit of the Borrower or Borrower's duly authorized representative, as to whether or not the Borrower or agent has been served with any written notice, as required or permitted by Chapter 713,

Florida Statutes, that a Lien upon the Property may be claimed for any amounts unpaid for materials furnished or labor performed by any person or party. A copy of each such notice, if any, shall be attached to such affidavit.

            (d) Receipts for Payment of Costs. The Borrower shall have procured (if required by the Bank) such mechanics' lien waivers, releases, affidavits and accepted bills as may be required by the Bank, showing payment of all parties who have furnished materials or performed labor of any kind entering into the construction or installation of any of the Improvements.

            (e) Sufficiency of Remaining Proceeds. The Borrower shall have furnished satisfactory proof to the Bank that the undisbursed Bond proceeds will be sufficient to pay the Cost of Improvements.

            (f) Zoning. The Improvements shall not be in violation of any law, regulation, covenant, restriction, or zoning ordinance affecting the Property or Improvements. The Bank may require written evidence of proper zoning and regulatory compliance.

            (g) Title Insurance. If required by the Bank, the Bank shall have received an endorsement with respect to the title insurance binder or policy theretofore delivered, increasing the coverage of said binder or policy to an amount equal to the total amount advanced, showing the Borrower to be then vested with marketable title in fee simple absolute free of all Liens and encumbrances excepting only Permitted Encumbrances and showing that the Mortgage is a valid first lien on the Property subject only to Permitted Encumbrances.

            (h) Permits and Licenses. The Borrower shall have furnished the Bank a copy of all building and other applicable licenses and permits issued and applicable to any existing or future Improvements on the Property, and no violation of any of the provisions thereof shall have occurred.

            (i) Architect's Certificate. The Borrower shall have furnished to the Bank at no cost to the Bank, a certificate of the Architect that the Improvements have been constructed according to applicable law, regulations and the Plans and that the advance requested is properly to be made by the Bank hereunder and under Paragraph 10 hereof; and further stating the opinion of the Architect as to the total cost required to complete the Improvements. Such certificate shall contain the information necessary to justify the requested advance in accordance with Paragraph 10, shall contain such other matters as the Bank may reasonably require and shall be on standard AIA forms G702 or G703 unless the Bank shall otherwise agree.

            (j) Foundation Survey. The Borrower shall have provided to the Bank a satisfactory foundation survey promptly upon completion of the foundation of the Improvements.

            (k) Conditions in Loan Agreement. The Borrower shall have satisfied all conditions to disbursement contained in the Loan Agreement.

            (1) Other Conditions. The Borrower shall have provided to the Bank such other assurances and documentation and shall have satisfied such other conditions as may be normally required by prudent lenders or as may otherwise be reasonably required by the Bank

      7. Conditions to Final Disbursement. The final disbursement shall be subject to the following conditions (each of which the Borrower covenants to fulfill):

            (a) Architect Certificate. The Bank shall have received a certificate of the Architect that the Improvements are complete and have been constructed according to applicable law and regulations and the Plans;

            (b) Survey. The Bank shall have received an as-built survey satisfactory to the Bank;

            (c) Inspection. A final inspection of the Improvements shall have been completed and shall be satisfactory to the Bank;

            (d) Acceptance. The Bank shall have received a written acceptance of the Improvements by any purchaser or lessee or other person for which any Improvements have been constructed and by any permanent lender, if required by the Bank;

            (e) Lien Waivers. The Bank shall have received final Lien waivers, contractor's affidavits, and other documentation required by Florida law governing mechanic's Liens sufficient to evidence satisfaction of all existing and inchoate mechanic's and materialmen's Liens;

            (f) Other Assurances. The Bank shall have received such other documentation and assurances and shall be satisfied as to such other conditions as may be customarily required by prudent lenders, as may be required by the Loan Agreement or as the Bank may otherwise reasonably require.

      8. Representation. Each request for advance shall be deemed a representation by the Borrower that the conditions to such advance have been met. The making of any advance authorized by the Bank when the Borrower is not entitled to such advance, whether by reason of waiver or otherwise, will not constitute a waiver of the Bank's right to require compliance as to any further advance.

      9. Assignment of Contracts.

            (a) The Borrower hereby assigns to the Bank, as additional collateral, all present and future rights of the Borrower under its contracts with the Borrower's Contractor, Architect and Engineer, which rights may be exercised upon the occurrence of a Default hereunder. The Bank shall have the option after Default, in addition to all other rights and remedies the Bank may have, to exercise the Bank's rights under this assignment. Nothing herein shall be construed to require the Bank to exercise any rights under this Section. At the Bank's request, the Borrower shall provide to the Bank separate assignment agreements satisfactory to the Bank.

            (b) The Borrower shall cause the Borrower's Contractor and Architect to execute consents and subordinations, all in form and content satisfactory to the Bank. The Bank shall not be required to make any disbursements in respect to any contract until such consents are furnished to the Bank.

      10. Loan Advances.

            (a) Disbursements Prior to Completion.

                  (i) The proceeds of the Bonds shall be authorized by the Bank to be disbursed to the Borrower as construction of the Improvements progresses, upon written request from the Borrower given at least five (5) days prior to the requested advance. At the time each advance is requested, the Borrower will furnish to the Bank the Borrower's Certificate hereinafter described. Each request for Construction Loan advances shall be accompanied by receipted invoices (or other evidence of payment which the Bank may consider satisfactory) for all of Incurred Costs which have been paid prior to the request for advance, and shall be accompanied by invoices not receipted covering Incurred Costs which are due and payable, but which have not been paid. Each request for Construction Loan advance shall also be accompanied by a certification by the Borrower and the Architect stating that the work has been accomplished to entitle the Borrower to the Construction Loan disbursement requested and by a certification by the Borrower and the Borrower's Contractor that all bills for labor, materials and services then incurred and payable in connection with the Improvements have been paid or will be paid from the Construction Loan advance being requested. The Bank shall be entitled to require further reasonable evidence of the progress of the work and that the Borrower has paid or incurred costs forming the predicate for the requested advance or for advances previously made, but the Bank shall be fully protected in authorizing advances based solely upon the Borrower's requests therefor.

                  (ii) Not more frequently than monthly, the Bank will authorize disbursement to the Borrower a sum which, when added to all previous advances (and subject to any required reserves), will equal the Incurred Costs which are due and payable by the Borrower and Incurred Costs theretofore actually expended by the Borrower in accordance with the Borrower's contract with the Contractor; provided that until completion of all Improvements, the Bank shall not be required to authorize disbursement of more than ninety percent (90%) of the lesser of: (1) the estimated total cost to the Borrower of labor, material and other direct costs of construction of the Improvements ("DIRECT COSTS") multiplied by the percentage of completion of in-place construction of the Improvements then attained, as determined by the Bank or its inspecting architect, or (2) the total Construction Loan allocated to Direct Costs multiplied by the percentage of completion of in-place construction of the Improvements, as determined by the Bank or its inspecting architect, less in each case, amounts theretofore advanced. In addition, the Bank will authorize advances, as incurred and payable, of one hundred percent (100%) of costs to the Borrower other than Direct Costs ("SOFT COSTS") specifically approved by the Bank relating to construction or financing of the Improvements. The determination by the Bank of the amount of Incurred Costs which properly form a predicate for any advance and allocation between Direct and Soft Costs shall be final and conclusive. Notwithstanding anything to the contrary in this exhibit or in the Agreement, the Bank shall not be required to disburse any amount which would reduce the undisbursed portion of the Bond proceeds, plus sums deposited by the Borrower with the Trustee, below the cost estimated by the Bank as required to complete the Improvements in accordance with the requirements of the Plans, taking into account any required reserves.

            (b) Final Disbursement. The Bank will authorize disbursement to the Borrower of all undisbursed Bond proceeds and any deposit held by the Bank which was made by the Borrower upon performance of the Borrower's obligations and satisfaction of all conditions under the Agreement and the Loan Agreement and completion of all of the Improvements contemplated by the Loan Agreement according to the Plans and all applicable laws, regulations, building codes, covenants and restrictions.

            (c) Borrower's Certificate. The Borrower's Certificate to be furnished with each request for advance shall certify as to the progress of construction during the period from the date of the last Certificate and shall show the cumulative total of the cost of labor and materials incorporated in the Improvements and all of Incurred Costs; that all work and materials are in accordance with the Plans; that all certifications and approvals which may be necessary or customary at such stage of construction have been received; that all work has been done according to all applicable laws, regulations, building codes, covenants and restrictions and in a good and workmanlike manner; that the unpaid portion of the cost of the Improvements, whether complete or incomplete, will not exceed the undisbursed portion of the Bond proceeds; that all representations of the Borrower herein are true and correct; that there exists no Default under this Agreement or other Bond Documents; and shall show such other facts as the Bank may reasonably require.

            (d) Other Requirements. The terms and conditions of this exhibit shall be in addition to any terms and conditions contained in the body of the Agreement, in the Loan Agreement or in the Commitment.

                                  EXHIBIT 5.17

PAYMENT #          AMORTIZATION SCHEDULE FOR SERIES AMOUNT
                   PALM BEACH BEDDING COMPANY
                   BONDS OPTIONALLY CALLED FOR REDEMPTION
                   ON FIRST BUSINESS DAY OF:
1                             Jul-96                                   $95,000
2                             Oct-96                                   $95,000
3                             Jan-97                                   $95,000
4                             Apr-97                                   $95,000
5                             Jul-97                                   $95,000
6                             Oct-97                                   $95,000
7                             Jan-98                                   $95,000
8                             Apr-98                                   $95,000
9                             Jul-98                                   $95,000
10                            Oct-98                                   $95,000
11                            Jan-99                                   $95,000
12                            Apr-99                                   $95,000
13                            Jul-99                                   $95,000
14                            Oct-99                                   $95,000
15                            Jan-2000                                 $95,000
16                            Apr-2000                                 $95,000
17                            Jul-2000                                 $95,000
18                            Oct-2000                                 $95,000
19                            Jan-2001                                 $95,000
20                            Apr-2001                                 $95,000
21                            Jul-2001                                 $95,000
22                            Oct-2001                                 $95,000
23                            Jan-2002                                 $95,000
24                            Apr-2002                                 $95,000
25                            Jul-2002                                 $95,000
26                            Oct-2002                                 $95,000
27                            Jan-2003                                 $95,000
28                            Apr-2003                                 $95,000
29                            Jul-2003                                 $95,000
30                            Oct-2003                                 $95,000
31                            Jan-2004                                 $95,000
32                            Apr-2004                                 $95,000
33                            Jul-2004                                 $95,000
34                            Oct-2004                                 $95,000
35                            Jan-2005                                 $95,000
36                            Apr-2005                                 $95,000
37                            Jul-2005                                 $95,000
38                            Oct-2005                                 $95,000
39                            Jan-2006                                 $95,000
40                            Apr-2006                                 $95,000

41                            Jul-2006                                 $95,000
42                            Oct-2006                                 $95,000
43                            Jan-2007                                 $95,000
44                            Apr-2007                                 $95,000
45                            Jul-2007                                 $95,000
46                            Oct-2007                                 $95,000
47                            Jan-2008                                 $95,000
48                            Apr-2008                                 $95,000
49                            Jul-2008                                 $95,000
50                            Oct-2008                                 $95,000
51                            Jan-2009                                 $95,000
52                            Apr-2009                                 $95,000
53                            Jul-2009                                 $95,000
54                            Oct-2009                                 $95,000
55                            Jan-2010                                 $95,000
56                            Apr-2010                                 $95,000
57                            Jul-2010                                 $95,000
58                            Oct-2010                                 $95,000
59                            Jan-2011                                 $95,000
60                            Apr-2011                                 $95,000
61                            Jul-2011                                 $95,000
62                            Oct-2011                                 $95,000
63                            Jan-2012                                 $95,000
64                            Apr-2012                                 $95,000
65                            Jul-2012                                 $95,000
66                            Oct-2012                                 $95,000
67                            Jan-2013                                 $95,000
68                            Apr-2013                                 $95,000
69                            Jul-2013                                 $95,000
70                            Oct-2013                                 $95,000
71                            Jan-2014                                $100,000
72                            Apr-2014                                $100,000
73                            Jul-2014                                $100,000
74                            Oct-2014                                $100,000
75                            Jan-2015                                $100,000
76                            Apr-2015                                $100,000
77                            Jul-2015                                $100,000
78                            Oct-2015                                $100,000
79                            Jan-2016                                $100,000
80                            Apr-2016                                $100,000
                                                                      --------
                                                                     7,650,000